AMENDED AND RESTATED

                               PURCHASE AGREEMENT



                                     BETWEEN



                            WATKINS-JOHNSON COMPANY,

                            a California corporation



                                       AND



                                  TRACOR, INC.,

                             a Delaware corporation


                                      WITH


                   MARCONI AEROSPACE ELECTRONIC SYSTEMS INC.,


                           a Pennsylvania corporation


         as Assignee of Tracor, Inc.'s rights and obligations hereunder





                           DATED AS OF AUGUST 18, 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I  THE SALE TRANSACTION .............................................  1
    SECTION 1.1 Purchase and Sale of the TG Business ........................  1
    SECTION 1.2 Purchase Price ..............................................  2
    SECTION 1.3 Included and Excluded Assets and Liabilities ................  2
    SECTION 1.4 Post Closing Adjustment .....................................  2
    SECTION 1.5 Closing Adjustment Notice ...................................  3
    SECTION 1.6 Title Insurance and Survey ..................................  4
    SECTION 1.7 Escrow Fund .................................................  5

ARTICLE II  THE CLOSING .....................................................  5
    SECTION 2.1 The Closing .................................................  5
    SECTION 2.2 Closing Obligations of the Company ..........................  6
    SECTION 2.3 Closing Obligations of Buyer ................................  7
    SECTION 2.4 Risk of Loss ................................................  7

ARTICLE III  REPRESENTATIONS AND WARRANTIES .................................  8
    SECTION 3.1 Representations and Warranties of the Company ...............  8
       (a) Organization of the Company ......................................  8
       (b) Qualification of the Company .....................................  9
       (c) Articles of Incorporation and By-Laws ............................  9
       (d) Capitalization ...................................................  9
       (e) Authority Relative to Agreement ..................................  9
       (f) No Conflict; Required Filings and Consents .......................  9
       (g) Compliance with Laws ............................................. 10
       (h) SEC Filings and Financial Statements ............................. 11
       (i) Information Supplied ............................................. 12
       (j) Absence of Certain Changes or Events ............................. 12
       (k) Absence of Litigation ............................................ 13
       (l) Liabilities ...................................................... 13
       (m) Labor Matters .................................................... 13
       (n) Environmental Matters ............................................ 13
       (o) Employee Benefits ................................................ 15
       (p) Tax Matters ...................................................... 16
       (q) Tangible Property ................................................ 17
       (r) Certain Contracts and Agreements ................................. 18
       (s) Government Contracts ............................................. 19

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
       (t) Insurance ........................................................ 22
       (u) Transactions with Affiliates ..................................... 22
       (v) Intellectual Property ............................................ 22
       (w) Customs .......................................................... 25
       (x) Customers and Suppliers .......................................... 26
       (y) Product Warranties; Defects; Liability ........................... 26
       (z) Sufficiency of Included Assets ................................... 26
    SECTION 3.2 Representations and Warranties of Buyer ..................... 27
       (a) Corporate Organization ........................................... 27
       (b) Certificate of Incorporation and By-Laws ......................... 27
       (c) Authority Relative to Agreement .................................. 27
       (d) No Conflict; Required Filings and Consents ....................... 27
       (e) Information Supplied ............................................. 28
       (f) Absence of Certain Changes or Events ............................. 28
       (g) Absence of Litigation ............................................ 28
       (h) Financing ........................................................ 29

ARTICLE IV  CONDUCT OF TG BUSINESS PENDING THE CLOSING;
                   OTHER COVENANTS .......................................... 29
    SECTION 4.1 Conduct of TG Business Pending the Closing .................. 29
    SECTION 4.2 Shareholders Meeting ........................................ 30
    SECTION 4.3 Preparation of Proxy Statement .............................. 31
    SECTION 4.4 Certain Filings ............................................. 31
    SECTION 4.5 Access to Information ....................................... 32
    SECTION 4.6 Solicitations ............................................... 32
       (a) Offers for the TG Business ....................................... 32
       (b) Solicited Offers for the Company or its Other Businesses ......... 33
       (c) Unsolicited Inconsistent Offers for the Company .................. 33
    SECTION 4.7 Indemnification ............................................. 34
       (a) General Indemnification by the Company ........................... 34
       (b) General Indemnification by Buyer ................................. 34
       (c) Limitations and Expiration ....................................... 35
       (d) Indemnification Procedures ....................................... 37
       (e) Escrow Fund: Appointment of Escrow Agent; Exclusive Remedy ....... 39
       (f) Survival of Representations, Warranties and Covenants ............ 39
       (g) Calculation of Losses ............................................ 39

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
    SECTION 4.8 Tax Matters ................................................. 40
       (a) Tax Treatment and Allocations .................................... 40
       (b) Returns .......................................................... 41
       (c) Indemnity; Liability for Taxes ................................... 42
       (d) Refunds and Credits .............................................. 42
       (e) Procedures Regarding Tax Changes ................................. 42
       (f) Timing of Tax Benefit Payments ................................... 43
       (g) Termination of Tax Sharing Agreements ............................ 43
       (h) Conduct of Audits or other Procedural Matters .................... 43
       (i) Transfer Taxes ................................................... 44
    SECTION 4.9 Change of Name; Use of Company's Name and Initials .......... 44
    SECTION 4.10 Further Action; Reasonable Commercial Efforts .............. 44
    SECTION 4.11 Notification of Certain Matters ............................ 45
    SECTION 4.12 Public Announcements ....................................... 45
    SECTION 4.13 Employee Transition ........................................ 45
    SECTION 4.14 Covenant Not To Compete .................................... 46
    SECTION 4.15 U.S. WARN Act .............................................. 47

ARTICLE V  CONDITIONS TO CLOSING ............................................ 47
    SECTION 5.1 Conditions to Obligation of Each Party to Effect the
                Sale Transaction ............................................ 47
    SECTION 5.2 Conditions to Obligations of Buyer .......................... 48
    SECTION 5.3 Conditions to Obligations of the Company .................... 50

ARTICLE VI  TERMINATION, AMENDMENT AND WAIVER ............................... 50
    SECTION 6.1 Termination ................................................. 50
    SECTION 6.2 Fees and Expenses ........................................... 52
    SECTION 6.3 Effect of Termination ....................................... 52
    SECTION 6.4 Amendment ................................................... 53
    SECTION 6.5 Waiver ...................................................... 53

ARTICLE VII  GENERAL PROVISIONS ............................................. 53
    SECTION 7.1 Notices ..................................................... 53
    SECTION 7.2 Certain Definitions ......................................... 54
    SECTION 7.3 Severability ................................................ 55
    SECTION 7.4 Entire Agreement; Assignment ................................ 55

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
    SECTION 7.5 Parties in Interest ......................................... 56
    SECTION 7.6 Applicable Law; Arbitration ................................. 56
    SECTION 7.7 Headings; Definitional Cross-Reference Sheet ................ 56
    SECTION 7.8 Counterparts ................................................ 57
    SIGNATURES .............................................................. 58
    ASSIGNMENT OF BUYER'S RIGHTS AND OBLIGATIONS ............................ 59

    FORM OF ESCROW AGREEMENT ................................................A-1
    FORM OF CROSS LICENSE AGREEMENT .........................................B-1

                                DEFINITIONAL CROSS-REFERENCE SHEET
                              (Excluding definitions in the Exhibits)

AAA                                                             Article VII, Section 7.6
Accountant                                                      Article IV, Section 4.8(a)
Accounting Firm                                                 Article I, Section 1.5
Accountant Report                                               Article IV, Section 4.8(a)
Adjusted Closing Date Balance Sheet                             Article I, Section 1.4
Adjusted Closing Date Balance Sheet Value                       Article I, Section 1.4
Adjusted Consideration                                          Article II, Section 1.2
Adjusted Preliminary Balance Sheet Value                        Article I, Section 1.4
Affected Party                                                  Article IV, Section 4.8(g)
affiliate                                                       Article VII, Section 7.2(a)
Antitrust Authorities                                           Article III, Section 3.1(f)
Bid                                                             Article II, Section 3.1(s)(vii)(1)
Board                                                           Recital B.
business day                                                    Article VII, Section 7.2(b)
Buyer                                                           Introductory Paragraph
Buyer Indemnified Party/Parties                                 Article IV, Section 4.7(a)
Buyer Indemnified Party                                         Article IV, Section 4.7(a)
Buyer Material Adverse Effect                                   Article III, Section 3.2(a)
Buyer Material Adverse Consummation Effect                      Article III, Section 3.2(a)
Buyer Tax Benefits                                              Article IV, Section 4.8(e)(i)
CFIUS                                                           Article IV, Section 4.4(b)
Claims                                                          Article IV, Section 4.7(d)
Claim Notice                                                    Article IV, Section 4.7(d)(i)
Closing                                                         Article II, Section 2.1
Closing Adjustment Notice                                       Article I, Section 1.5
Closing Certificate                                             Article I, Section 1.4
Closing Date                                                    Article II, Section 2.1
Company                                                         Introductory Paragraph
Company Common Stock                                            Recital B.
Company Disclosure Schedule                                     Article III, Section 3.1
Company Indemnified Party/Parties                               Article IV, Section 4.7(b)
Company Preferred Stock                                         Article III, Section 3.1(d)
Company SEC Filings                                             Article III, Section 3.1(h)(i)
Company Tax Benefits                                            Article IV, Section 4.8(e)(ii)
Competitive Business                                            Article IV, Section 4.14(a)(i)

                                                v



                                DEFINITIONAL CROSS-REFERENCE SHEET
                              (Excluding definitions in the Exhibits)


Confidentiality Agreements                                      Article IV, Section 4.5(b)
Consulted Party                                                 Article IV, Section 4.8(g)
control                                                         Article VII, Section 7.2(c)
Cross License Agreement                                         Article V, Section 5.2(f)
Customer-Furnished Items                                        Article III, Section 3.1(s)(vi)
Damages                                                         Article IV, Section 4.7(a)
Disagreement Notice                                             Article IV, Section 4.8(a)
DOD                                                             Article V, Section 5.1(d)
Environmental Claims                                            Article III, Section 3.1(n)(ii)(7)
Environmental Laws                                              Article III, Section 3.1(n)(i)(2)
Environmental Permits                                           Article III, Section 3.1(n)(ii)(2)
ERISA                                                           Article III, Section 3.1(o)
Escrow Agent                                                    Article I, Section 1.7
Escrow Agreement                                                Article I, Section 1.7
Escrow Amount                                                   Article I, Section 1.7
Escrow Fund                                                     Article IV, Section 4.7(e)
Estimated Consideration                                         Article I, Section 1.2
Exchange Act                                                    Article III, Section 3.1(f)
Excluded Assets                                                 Article I, Section 1.3
Excluded Liabilities                                            Article II, Section 1.3
Exon-Florio Act                                                 Article IV, Section 4.4(b)
Government Contract                                             Article III, Section 3.1(s)(vii)(2)
Governmental Entity                                             Article III, Section 3.1(f)
Hart-Scott Act                                                  Article III, Section 3.1(f)
Hazardous Substances                                            Article III, Section 3.1(n)(i)(1)
Imported Goods                                                  Article III, Section 3.1(w)
Included Assets                                                 Article II, Section 1.3
Included Liabilities                                            Article II, Section 1.3
Indemnified Party                                               Article IV, Section 4.7(d)(i)
Indemnifying Party                                              Article IV, Section 4.7(d)(i)
Initial Release Date                                            Article IV, Section 4.7(c)(ii)(A)(1)
Intellectual Property                                           Article III, Section 3.1(v)(i)(6)
knowledge                                                       Article VII, Section 7.2(d)
License Agreements                                              Article III, Section 3.1(v)(ii)
MAESI                                                           Article IV, Section 3.2(a)

                                                vi



                                DEFINITIONAL CROSS-REFERENCE SHEET
                              (Excluding definitions in the Exhibits)


Marconi                                                         Article III, Section 4.5(b)
Material Adverse Effect                                         Article III, Section 3.2(a)
Non-TG Transaction                                              Article IV, Section 4.6(b)
Notice of Objection                                             Article IV, Section 4.7(d)(i)
Original Agreement                                              Introductory Paragraph
Other Confidentiality Agreements                                Article II, Section 2.2(vii)
Party/Parties                                                   Introductory Paragraph
Pending Claims                                                  Article IV, Section 4.7(c)(ii)(B)
Permitted Encumbrances                                          Article I, Section 1.6(iii)
person                                                          Article VII, Section 7.2(e)
Personnel                                                       Article III, Section 3.1(v)(vii)
Pre-Closing Period                                              Article IV, Section 4.8(b)
Preliminary Allocation Schedule                                 Article IV, Section 4.8(a)
Proceedings                                                     Article IV, Section 4.8(h)
Property                                                        Article I, Section 1.6(i)
Proxy Statement                                                 Article III, Section 3.1(f)
Registered Intellectual Property                                Article III, Section 3.1(v)(ii)(3)
Relevant Loss                                                   Article III, Section 3.1(s)(iii)
Requisite Governmental Approval                                 Article III, Section 3.1(f)
Requisite Non-Governmental Approvals                            Article V, Section 5.1(h)
Return                                                          Article III, Section 3.1(p)(ii)
SEC                                                             Article III, Section 3.1(f)
Shareholders Meeting                                            Article IV, Section 4.2(a)
Straddle Period                                                 Article IV, Section 4.8(b)
subsidiary/subsidiaries                                         Article VII, Section 7.2(f)
Survey                                                          Article I, Section 1.6(i)
Tax Agency                                                      Article III, Section 3.1(p)(i)
Tax Code                                                        Article III, Section 3.1(o)
Tax/Taxes                                                       Article III, Section 3.1(p)(i)
Terminal Date                                                   Article VI, Section 6.1(e)
Termination Fee                                                 Article VI, Section 6.2(a)
TG Business                                                     Recital A
TG Business Material Adverse Effect                             Article III, Section 3.1(a)
TG Employees                                                    Article III, Section 3.1(j)
TG Employment Contracts                                         Article III, Section 3.1(o)

                                               vii



                                DEFINITIONAL CROSS-REFERENCE SHEET
                              (Excluding definitions in the Exhibits)


TG Financial Statements                                         Article III, Section 3.1(h)(ii)
TG Interim Financials                                           Article III, Section 3.1 (h)(ii)
TG Leases                                                       Article III, Section 3.1(q)(iii)
TG Material Contract                                            Article III, Section 3.1(r)(i)
TG Plans                                                        Article III, Section 3.1(o)
TG Taxes                                                        Article IV, Section 4.8(b)
TG Year-End Financials                                          Article III, Section 3.1(h)(ii)
Third Party Claim                                               Article IV, Section 4.7(d)(ii)(A)
Title Affidavit                                                 Article I, Section 1.6(i)
Title Company                                                   Article I, Section 1.6(i)
Title Exceptions                                                Article I, Section 1.6(ii)
Title Policy                                                    Article I, Section 1.6(i)
Title Report                                                    Article I, Section 1.6(ii)
Trade Secrets                                                   Article III, Section 3.1(v)(i)(6)
Trademarks                                                      Article III, Section 3.1(v)(i)(1)
User Agreements                                                 Article III, Section 3.1(v)(ii)
U.S. Government                                                 Article III, Section 3.1(s)(vii)(3)
Updated Allocation Schedule                                     Article IV, Section 4.8(a)
WARN                                                            Article IV, Section 4.15
Year 2000 Compliant                                             Article III, Section 3.1(x)

                              AMENDED AND RESTATED
                               PURCHASE AGREEMENT

         THIS AMENDED AND RESTATED PURCHASE AGREEMENT (this "Agreement") is dated as of August 18, 1999, between TRACOR, INC., a Delaware corporation ("Buyer"), and WATKINS-JOHNSON COMPANY, a California corporation (the "Company;" Buyer and the Company are referred to herein individually as a "Party" and together as the "Parties") and amends and restates in its entirety the Purchase Agreement dated as of the same date between the Parties (the "Original Agreement").


                                    RECITALS

         A. The Boards of Directors of the Company and Buyer have approved the sale to Buyer, on the terms and subject to the conditions set forth in this
Agreement, of substantially all of the assets of the Company's telecommunications equipment business, which designs, manufactures and services processes and related equipment with applications in government intelligence, signal surveillance and military communications (the "TG Business").

         B. The Board of Directors of the Company (the "Board") has unanimously determined that this Agreement is in the best interests of the holders of the Common Stock, no par value, of the Company ("Company Common Stock") and the Board has decided to recommend the approval and adoption of this Agreement by such holders. The Board has made this decision after having taken into account (among other factors) (i) the results of the Company's exploration, with the assistance of its investment bankers CIBC World Markets Corp., of various alternatives for implementing the Board's strategy, publicly announced on March 1, 1999, to pursue the sale of the Company in its entirety or in separate transactions, including the expressions of interest received by various parties in addition to Buyer, and (ii) the opinion of its investment bankers that the estimated consideration of $57,900,000 (subject to adjustment, as specified in this Agreement) to be received by the Company in respect of the sale of the TG Business hereunder is fair to the Company from a financial point of view.

         C. Buyer and the Company desire to make certain representations, warranties and agreements, and prescribe various conditions, in connection with the foregoing.

         NOW, THEREFORE, the Parties hereby agree as follows:


                                    ARTICLE I

                              THE SALE TRANSACTION

         SECTION 1.1 Purchase and Sale of the TG Business. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 2.1) the Company shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from the Company, all of the Company's right, title and interest, as of the Closing, to and in the Included Assets (as defined in Section 1.3).

         SECTION 1.2 Purchase Price. In consideration for the sale of the Included Assets pursuant to this Agreement, Buyer shall (i) pay to the Company, by wire transfer, a cash payment equal to $57,900,000 (the "Estimated Consideration"), and (ii) assume the Included Liabilities (as defined in Section 1.3). The Estimated Consideration shall be subject to adjustment pursuant to Sections 1.4, 1.5 and 4.8(i) (as so adjusted, the "Adjusted Consideration").

         SECTION 1.3 Included and Excluded Assets and Liabilities. The "Included Assets" shall consist of all the business, properties, assets, goodwill and rights of the Company of whatever kind and nature, real or personal, tangible or intangible, that are owned or leased by, or licensed to, the Company as of the Closing and used, held for use or intended to be used primarily in the operation or conduct of the TG Business, including, but not limited to, those assets of the Company set forth on Schedule 1.3 as Included Assets, other than those assets designated in such Schedule as excluded (the "Excluded Assets"). The "Included Liabilities" shall consist only of those liabilities set forth on
Schedule 1.3 as Included Liabilities and shall exclude all of the liabilities designated in such Schedule as excluded (the "Excluded Liabilities)." The purchase and sale of the Included Assets between the Company and Buyer hereunder, and the assumption by Buyer of the Included Liabilities hereunder, are together referred to as the "Sale Transaction."

         SECTION 1.4 Post Closing Adjustment. The Parties acknowledge that the Estimated Consideration was based upon the adjusted unaudited balance sheet of the TG Business at June 25, 1999 set forth in Schedule 1.4 (the "Adjusted Preliminary Balance Sheet Value"). Within thirty (30) days after the Closing Date (as defined in Section 2.1), the Company shall deliver to Buyer a certificate (the "Closing Certificate"). The Closing Certificate shall set forth the unaudited balance sheet of the TG Business as of the Closing Date (the "Adjusted Closing Date Balance Sheet"), which shall be (i) prepared on the basis of generally accepted accounting principles as in effect from time to time in the United States ("GAAP") applied consistently with the manner in which the Company applied them historically (as reflected in the financial statements specified in Section 3.1(h)(ii)) and (ii) adjusted in a manner consistent with the adjustments to the June 25, 1999 unaudited balance sheet described in
Schedule 1.4. The amount shown on the Adjusted Closing Date Balance Sheet as the "Net Assets" amount shall be shown on the Closing Certificate as the "Adjusted Closing Date Balance Sheet Value." The Closing Certificate shall be signed by the President or Executive Vice President of the Company. In addition, in order to verify the Adjusted Closing Date Balance Sheet Value, the

Company shall, immediately prior to the Closing or as soon as practicable thereafter, with the reasonable assistance of Buyer, perform a physical inspection and count of the inventory and equipment included in the Included Assets to determine the value of those Included Assets as of the Closing Date. Representatives of the Buyer shall observe the physical inventory, inspection and count.

         SECTION 1.5 Closing  Adjustment  Notice.  Buyer shall have  thirty-five
(35) days from the date of receipt of the Closing Certificate to review the Closing Certificate. On or before the thirty-fifth (35th) day following receipt of the Closing Certificate, Buyer shall deliver to the Company a written notice (the "Closing Adjustment Notice") either (i) stating that Buyer agrees and accepts the calculation of the Adjusted Closing Date Balance Sheet Value set forth in the Closing Certificate or (ii) stating that Buyer does not agree with such calculation and setting forth Buyer's calculation of the Adjusted Closing Date Balance Sheet Value. The Parties shall in good faith attempt to resolve any difference between their respective calculations of the Adjusted Closing Date Balance Sheet Value. If the Parties do not resolve any such difference within thirty-five (35) days after Buyer's delivery of the Closing Adjustment Notice, they shall engage the firm of Deloitte & Touche LLP or, if such firm is unable or unwilling to perform such services, a mutually agreed-upon independent accounting firm of national standing and reputation (the "Accounting Firm"), to determine the Adjusted Closing Date Balance Sheet Value. Such determination by the Accounting Firm shall be final and binding on the Parties. The cost of the services of the Accounting Firm shall be borne by the Party whose determination of the Adjusted Closing Date Balance Sheet Value is further from the determination of the Accounting Firm or, if the determination by the Accounting Firm is equally distant from the Parties' respective valuations, the costs shall be split equally between the Parties. The Accounting Firm shall determine, in accordance with the principles set forth in the foregoing sentence, which Party shall bear the costs of the Accounting Firm's services. Each Party shall, and shall use reasonable efforts to cause its officers, directors and employees to, cooperate, with the other Party and the Accounting Firm to determine the Adjusted Closing Date Balance Sheet Value by furnishing information, documents, evidence and other assistance to the other Party and the Accounting Firm to facilitate the completion of the review and determination of the Adjusted Closing Date Balance Sheet Value. If the Adjusted Closing Date Balance Sheet Value is less than the Adjusted Preliminary Balance Sheet Value, the Company shall pay Buyer the difference in cash within ten (10) business days after final determination of the Adjusted Closing Date Balance Sheet Value (whether by mutual agreement between the Parties or by the Accounting Firm). If the Adjusted Closing Date Balance Sheet Value is greater than the Adjusted Preliminary Balance Sheet Value, Buyer shall pay the Company the difference in cash within ten (10) business days after final determination of the Adjusted Closing Date Balance Sheet Value (whether by mutual agreement between the Parties or by the Accounting Firm).

         SECTION 1.6 Title Insurance and Survey.

                           (i) Prior to the  Closing,  the  Company  shall  have
obtained for the benefit of Buyer, in connection with the transfer of the property in Gaithersburg, Maryland listed on Schedule 1.6(i) (the "Property") at the Closing, a signed commitment for the issuance of a 1970 ALTA title insurance policy with respect to the Property (the "Title Policy") and an insured closing letter to be issued to Buyer at the Closing, issued by Lawyers Title Insurance Company or such other reputable title insurance company as is reasonably acceptable to Buyer (the "Title Company") with a CLTA Form 100, Comprehensive Endorsement, or local equivalent, and (subject to Section 1.6(ii)) such other endorsements as may be available in Maryland and requested by Buyer prior to the Closing, which Title Policy shall (1) omit (or modify, so as to comply with the Company's representations in Section 3.1(q)(ii) that the Property is free and clear of all liens and encumbrances except for Permitted Encumbrances (as defined in clause (iii) below)), the so-called 'printed exceptions' (included among which, among others, are a survey exception and an exception for unrecorded leases, options, easements and other restrictions not of record), and
(2) insure Buyer's acquisition of good and marketable fee title to the Property from the Company, free and clear of all liens and encumbrances other than Permitted Encumbrances, the amount of the Title Policy to be in the amount of $10 million. In order to obtain such deletion (or such modification) of the 'printed exceptions' from the Title Policy by the Title Company, the Company shall execute and deliver to the Title Company prior to the Closing such customary Owners' Title Affidavit as the Title Company may require to enable it to so delete (or so modify) the 'printed exceptions' (the "Title Affidavit"). The Title Policy shall be in full force and effect at the Closing for the benefit of Buyer. The Company has delivered to Buyer an ALTA Survey on the Property (the "Survey") and shall, as promptly and reasonably practicable following the date of this Agreement, and in any event no later than ten (10) days prior to the Closing Date, cause the Survey to be redated and certified to Buyer and deliver the same to Buyer. The cost of the Title Policy and the Survey shall be shared equally by Buyer and the Company. Except as otherwise provided in Section 4.8(i), all other costs associated with the transfer of the Properties (including all Closing costs) shall be borne by the Company.

                           (ii) Buyer  acknowledges  that the  Company  has made
available to Buyer a preliminary title report (the "Title Report") delivered by the Title Company with respect to the Property and documents and information pertaining to the exceptions to title listed in the Title Report. Buyer may secure at its sole cost any additional title report or survey updates desired by Buyer. Any title exceptions or issues disclosed by the Title Report, the Survey, any preliminary title report or survey updates obtained by Buyer, or otherwise affecting the Property shall be referred to as the "Title Exceptions." Buyer shall have the right to request that the Title Company provide at Buyer's sole cost and expense any endorsements Buyer shall request, provided that the issuance of such endorsements shall not be a condition to or delay the Closing.

                           (iii)  "Permitted  Encumbrances"  shall  include  and
refer to: (1) any and all Title Exceptions listed on Schedule 1.6(iii); (2) zoning ordinances and regulations and other laws or regulations governing use or enjoyment of the Property; (3) liens to secure taxes and assessments not yet due and payable; and (4) Title Exceptions caused by or created with the written consent of Buyer. Notwithstanding the foregoing, Seller shall remove at the Company's sole cost and expense, on or prior to the Closing Date any monetary liens or any mortgages or deeds of trust securing indebtedness of the Company, which shall not be treated as Permitted Encumbrances.

                           (iv) The Company  shall have no obligation to execute
any affidavits or indemnifications in connection with the issuance of the Title Policy excepting only (1) the Owners' Title Affidavit referred to in Section 1.6(i) and (2) customary affidavits as to authority, the rights of tenants in occupancy and the status of mechanics' liens.

         SECTION 1.7 Escrow Fund. At the Closing, Buyer shall deliver, or cause to be delivered, to an escrow agent to be selected prior to Closing (the "Escrow Agent") an amount in cash equal to $1,000,000 (the "Escrow Amount"), to be deducted from the Estimated Consideration and held in the Escrow Fund (as defined in Section 4.7(e)) pursuant to the terms set forth herein and in an escrow agreement to be entered into by and among Buyer, the Company and the Escrow Agent, substantially in the form attached hereto as Exhibit A (the "Escrow Agreement"). Subject to the terms of this Agreement, the Escrow Fund shall be (a) available to satisfy any indemnification obligations of the Company pursuant to Section 4.7 for Claims, including, without limitation, Third Party Claims (as the terms Claims and Third Party Claims are defined in Section 4.7(d)) made on or prior to the Initial Release Date (as defined in Section 4.7(c)(ii)(A)(1)) and (b) paid out as provided in Section 4.7(e) and the Escrow Agreement.


                                   ARTICLE II

                                   THE CLOSING

         SECTION 2.1 The Closing. Unless this Agreement shall have been terminated pursuant to Section 6. 1, and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Sale Transaction (the "Closing") shall take place as promptly as practicable following satisfaction or waiver of the conditions set forth in Article V, other than those conditions which by their terms are to be satisfied at the Closing, but not earlier than the later of (a) five (5) business days following such satisfaction or waiver or (b) the next month-end closing of the Company's books for accounting and financial reporting purposes in accordance with its customary practices, at the offices of Heller Ehrman White & McAuliffe, 525 University Avenue, Palo Alto, California 94301, unless another date, time or place is agreed to in writing by the Parties. The date of the Closing is referred to as the "Closing Date."

         SECTION 2.2 Closing Obligations of the Company. At the Closing, the Company shall deliver to Buyer:

                           (i) such bills of sale, deeds (in recordable form, if
reasonably requested by Buyer), conveyances, assignments and other instruments of transfer, duly executed by the Company, as Buyer may reasonably request in order for the Company to sell, convey, transfer and assign to Buyer all of the Company's right, title and interest in, and ownership of, the Included Assets;

                           (ii) the  confirmatory  certificates  referred  to in
Sections 5.2(a) and (b) and such other certificates, duly executed by appropriate officers of the Company, as Buyer may reasonably request in order to evidence (to the extent such evidence is reasonably available to the Company and not otherwise in Buyer's possession) satisfaction of the other conditions set forth in Section 5.1 and 5.2 (including, without limitation, the conditions set forth in Sections 5.1(g) and (h));

                           (iii) a copy of the  Escrow  Agreement  signed by the
Company and the Escrow Agent;

                           (iv) the Title Policy;

                           (v) a cross  receipt  for the  payment  specified  in
Section 2.3(i);

                           (vi)  the  books  and  records  relating  to  the  TG
Business, the Included Assets and the Included Liabilities (it being agreed and understood that the Company may permanently retain copies of all such books and records, which shall, to the fullest extent consistent with applicable law, be held in strict confidence and shall be accessible only to these directors, officers, agents and representatives of the Company and any controlling person of the Company who may need such access to further legitimately the interests of the Company or such controlling person, as the case may be, in a manner consistent with the other provisions of this Agreement);

                           (vii)   copies   of  each   of  the   confidentiality
agreements (the "Other Confidentiality Agreements") between the Company and all the potential purchasers of the TG Business, other than Buyer, who signed such an agreement, and received thereunder any non-public information about the TG Business, within two years prior to the Closing except for any Other Confidentiality Agreement which, by its terms, prohibited the Company from disclosing the other signatory thereto or the pendency of discussions between the Company and such signatory (the Company shall, however, advise the Buyer of the total number of Other Confidentiality Agreements containing such a prohibition and the Company hereby represents and warrants to Buyer that no third parties who were invited, but declined, to sign similar confidentiality agreements with respect to the TG Business were provided with material non-public information above the TG Business within two years prior to the date of this Agreement);

                           (viii)  opinions  of (1)  counsel for the Company and
(2) special counsel to the Company substantially in the forms set forth in Schedules 2(viii)(1) and (2), respectively; and

                           (ix) the  unaudited  balance sheet of the TG Business
as of the last day of the most recently-completed calendar month for which the Company has, consistently with its customary practices, closed the books of the TG Business for accounting and financial reporting purposes, and the related unaudited statements of earnings and cash flows for the year-to-date period then ended, in each case prepared on a basis consistent with the basis of preparation of the TG Interim Financials (as defined in Section 3.1(h)(ii)).

         SECTION 2.3 Closing Obligations of Buyer. At the Closing, Buyer shall deliver to the Company:

                           (i) an amount equal to the  Estimated  Consideration,
less the Escrow Amount, such amount being payable by wire transfer to the account specified in Schedule 2.3 to this Agreement; and

                           (ii) such instruments of assumption, duly executed by
Buyer, and such consents and approvals, duly executed by the applicable third parties, as the Company may reasonably request (taking into account the parenthetical provision of Section 5.1(g)) in order for Buyer to assume, and be liable in place of the Company for, the Included Liabilities;

                           (iii) the  confirmatory  certificates  referred to in
Sections 5.3(a) and (b) and such other certificates, duly executed by appropriate officers of Buyer, as the Company may reasonably request in order to evidence (to the extent such evidence is reasonably available to Buyer and not otherwise in Buyer's possession) satisfaction of the other conditions set forth in Sections 5.1 and 5.3;

                           (iv) a copy of the Escrow  Agreement signed by Buyer;
and

                           (v) an  opinion  of counsel  for Buyer  covering  the
matters set forth in Schedule 2.3(iv).

         SECTION 2.4 Risk of Loss. Until the Closing, any loss or damage to any of the Included Assets from fire, casualty or any other occurrence shall be the sole responsibility of the Company.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Representations and Warranties of the Company. Except to the extent that any of the following representations and warranties is qualified by a Schedule that (i) is included in the Company's Disclosure Schedules delivered to Buyer at the same time as the execution of this Agreement and accepted by Buyer under this Agreement (the "Company Disclosure Schedules") and
(ii) specifically identifies the representation and warranty qualified by such Schedule (in which case, the specified representation and warranty shall be deemed made with such qualification), the Company hereby represents and warrants to Buyer as follows:

                  (a) Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority and any necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect (as defined below in this Section 3.1(a)). The term "TG Business Material Adverse Effect" means (to the exclusion of any other meaning) any of the following: (i) any adverse change in or effect on the business, results of operations or condition (financial or other) of the TG Business with a reasonably estimable value (measured, as of the date of determination, by reference to operating profit, as determined in accordance with GAAP applied consistently with the manner in which the Company prepared the TG Financial Statements (as defined in Section 3.1(h)(ii)), of at least $1,279,000 (it being agreed that, for all purposes of this Agreement, there shall be only a single test of $1,279,000 applicable to determine the existence of a TG Business Material Adverse Effect not only in connection with any individual provision of this Agreement which refers to a TG Business Material Adverse Effect but also in connection with all such provisions taken collectively and such test shall be applied to each such provision and all such provisions taken collectively (including all the provisions of this Section 3.1) on the basis of the cumulative effect on operating profit of all of such material adverse changes and effects); (ii) any material adverse change in or effect on the ability of the Company to consummate the Sale Transaction before the Terminal Date (as defined in Section 6.1(e)); or (iii) any debarment order issued by the U.S. Government (as defined in Section 3.1(s)(vii)) precluding the Company from bidding on or performing any present or future Government Contract (as defined in Section 3.1(s)) and any written allegation that could, as of the determination date (in light of all relevant facts and circumstances, including the Company's position with respect to such allegation), be reasonably viewed as likely to result in any such debarment order.

                  (b) Qualification of the Company. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing which could not, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect.

                  (c) Articles of Incorporation and By-Laws. The Company has furnished to Buyer a complete and correct copy of the Articles of Incorporation and the By-Laws of the Company as currently in effect. The Company is not in violation of any of the provisions of such Articles of Incorporation or By-Laws.

                  (d) Capitalization. The authorized capital stock of the Company consists of 45,000,000 shares of Company Common Stock and 500,000 shares of preferred stock, $1.00 par value ("Company Preferred Stock"). As of June 25, 1999: (i) 6,569,021 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and not subject to preemptive rights; and (ii) 1,546,979 shares of Company Common Stock were issuable pursuant to outstanding options previously granted to employees, non employee directors and consultants to purchase Company Common Stock pursuant to the Company's stock option plans (the "Stock Option Plans"). No shares of Company Preferred Stock are outstanding.

                  (e) Authority Relative to Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Sale Transaction. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Sale Transaction, other than the approval of this Agreement and the Sale Transaction by the shareholders of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Buyer, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The only vote of the holders of any class or series of outstanding securities of the Company required for approval of this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

                  (f) No Conflict; Required Filings and Consents. Other than in connection with or in compliance with the specific provisions of (i) the California Corporations Code and the Company's Articles of Incorporation relating to the approval of this Agreement and the Sale Transaction by the Company's shareholders, (ii) the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted under such Act

(collectively, the "Exchange Act"), relating to (I) the filing with, and clearance by, the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the Shareholders Meeting referred to in Section 4.2 (such proxy statement, as amended or supplemented from time to time, being referred to as the "Proxy Statement") and (II) the filing of any other reports and documents with the SEC relating to this Agreement or any of the transactions contemplated hereby, (iii) the "blue sky" laws of the various states, (iv) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the
"Hart-Scott Act") relating to the filing of notification regarding the Sale Transaction with the Antitrust Division of the Department of Justice and the Federal Trade Commission (collectively, the "Antitrust Authorities") and the expiration of the applicable waiting period under the Hart-Scott Act, and (v) applicable local permit laws, rules and regulations pertaining to the operation of the TG Business, the execution, delivery and performance of this Agreement by the Company do not and will not: (1) violate any provision of the Articles of Incorporation or By-Laws of the Company; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority, Federal, state, local or foreign (a "Governmental Entity"), applicable to the Company or by which any of properties or assets of the TG Business may be bound; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Entity (a "Requisite Governmental Approval"); or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or result in the creation of any lien, security interest, charge or encumbrance on any of the properties or assets of the TG Business under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, lease, license, permit, franchise or other instrument or obligation to which the Company is a party, or by which any of the properties or assets of the Company relating to the TG Business is bound or affected, except (A) in the case of sub-clauses (2) and (3) above, where the failure to obtain or make any such filing, permit, consent, or approval or the failure to give such notice or (B) in the case of sub-clause (4) above, where such violation, could not, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect.

                  (g) Compliance with Laws. The Company is in compliance with all applicable laws, regulations, orders, judgments and decrees except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect. There is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, overtly threatened against the Company by, on behalf of or before any court, arbitrator or Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a TG Business Material Adverse Effect. No investigation by any Governmental Entity with respect to Company is pending or, to the knowledge of the Company, overtly threatened, other than, in each case, those the outcome of which, individually or in the aggregate, could not reasonably be expected to have a TG Business Material Adverse Effect.

                  (h) SEC Filings and Financial Statements.

                           (i) Since  December 31,  1995,  the Company has filed
all forms, reports and documents with the SEC required to be filed by it pursuant to the Federal securities laws and the SEC rules and regulations thereunder, and all forms, reports and documents filed with the SEC by the Company during such period (the "Company SEC Filings") have complied in all material respects with all applicable requirements of the Federal securities laws and the SEC rules and regulations adopted under those laws. As of their respective dates, the Company SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements included in the Company SEC Filings was prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the date of such consolidated financial statements and the results of their operations and their cash flows for the period then ended (subject, in the case of any unaudited financial statements, to normal year-end audit adjustments).

                           (ii)  Schedule  3.1(h)  of  the  Company   Disclosure
Schedules sets forth the unaudited balance sheet of the TG Business as of December 31, 1998 and the related unaudited statements of earnings and cash flows for the twelve (12)-month period then ended (collectively, the "TG Year-End Financials"). Schedule 3.1(h) also sets forth the unaudited balance sheet of the TG Business as of June 25, 1999 and the related unaudited statements of earnings and cash flows for the six (6)-month period then ended (collectively, the "TG Interim Financials" and, together with the TG Year-End Financials, the "TG Financial Statements"). Each of the TG Financial Statements was prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and fairly presented in all material respects the financial position of the TG Business as of the date of such TG Financial Statement and the results of operations of the TG Business and its cash flows for the period then ended (subject, in the case of the TG Interim Financials, to normal year-end adjustments).

                           (iii) The Company will  deliver to Buyer,  as soon as
they become available, true and complete copies of any report or statement mailed by the Company to its shareholders generally or filed by the Company with the SEC subsequent to the date of this Agreement and prior to the Closing. As of their respective dates, such reports and statements (excluding any written information provided for inclusion therein by or on behalf of Buyer, as to which the Company makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of the Federal securities laws and the SEC rules and regulations thereunder. The consolidated financial statements of the Company to be included in such reports and statements (excluding any information therein provided by Buyer, as to which the Company makes no representation) will be prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates of such consolidated financial statements and the results of their operations and their cash flows for the respective periods then ended (subject, in the case of any unaudited financial statements, to normal year-end audit adjustments).

                  (i) Information Supplied.

                           (i) None of the  information  included  in the  Proxy
Statement (other than information supplied by or on behalf of Buyer for inclusion in the Proxy Statement) will contain, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders Meeting (as defined in Section 4.2), any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders Meeting or any amendment or supplement thereto.

                           (ii) The Proxy  Statement  will  comply as to form in
all material respects with the requirements of the Exchange Act except that the Company makes no representation with respect to any statements made based on information supplied by or on behalf of Buyer for inclusion in the Proxy Statement.

                  (j) Absence of Certain Changes or Events. Except as disclosed in any Company SEC Filing made on or before July 30, 1999, since June 25, 1999 there has not been (i) any change, event or development in or affecting the TG Business that, individually or in the aggregate, constituted or could reasonably be expected to have a TG Business Material Adverse Effect, (ii) any change by the Company in its accounting methods, principles or practices relating to the TG Business, except as required by changes in GAAP or as recommended by the Company's independent accountants, or (iii) with respect to any employees directly involved (solely or primarily) in the TG Business (the "TG Employees"), any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former TG Employee at or above the rank of Vice President for the TG Business, except for increases in base compensation and annual cash bonuses, in each case in the ordinary course of business and consistent with past practice.

                  (k) Absence of Litigation. There are no suits, claims, actions, proceedings or investigations pending or overtly threatened against the TG Business or any properties of the Company relating to the TG Business before any court, arbitrator or other Governmental Entity. Neither the Company nor any of its respective properties or assets used in the TG Business is subject to any order, writ, judgment, injunction, decree, determination or award relating to the TG Business. The updated Schedule 3.1(k) to be provided to Buyer at the Closing in accordance with Section 5.2(a) shall be true and correct in all respects as of the Closing.

                  (l) Liabilities. Other than regular quarterly cash dividends on Company Common Stock, since June 25, 1999 neither the Company nor the TG Business has incurred any material outstanding claims, liabilities or indebtedness, contingent or otherwise, that would be required to be disclosed in the Company's consolidated financial statements (or the notes thereto) or the TG Financial Statements (or the notes thereto), in each case prepared in accordance with GAAP, applied on a consistent basis, other than liabilities incurred in the ordinary course of business not involving borrowings by the Company.

                  (m) Labor  Matters.  The Company has  complied in all respects with all laws, rules and regulations pertaining to employment practices with respect to the TG Employees, including, without limitation, the Worker Adjustment Retraining Notification Act, the wage hour laws, the Americans with Disabilities Act, and the discrimination laws, and no fact or event exists with respect to the TG Employees that could give rise to liability under such acts, laws, rules or regulations, except for such occurrences, noncompliances and liabilities as could not, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect. The Company is not a party to any collective bargaining agreement with respect to the TG Employees. Since December 31, 1995, the Company has not (i) had any employees strikes, work stoppages, slowdowns or lockouts with respect to the TG Employees, (ii) received any requests for certifications of bargaining units or any other requests for collective bargaining with respect to the TG Employees, or (iii) become aware of any efforts to organize the TG Employees into a collective bargaining unit.

                  (n) Environmental Matters.

                           (i) For  purposes of this  Agreement,  the  following
terms shall have the following meanings: (1) "Hazardous Substances" means (A) those substances defined in or regulated under the following Federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, 49 U.S.C. 5110 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. 300f et seq., the Atomic Energy Act, 42 U.S.C. 2014 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 136 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Occupational Health and Safety Act, 29 U.S.C. 651 et seq., and the Clean Air Act, 42 U.S.C. 7401 et seq., and their state counterparts, as each may be amended from time to time, and all regulations adopted under all of the foregoing Federal and state laws, (B) petroleum and petroleum products, byproducts and breakdown products including crude oil and any fractions thereof , (C) natural gas, synthetic gas, and any mixtures thereof, (D) polychlorinated biphenyls, (E) any other chemicals, materials or substances defined or regulated as toxic or hazardous or as a pollutant or contaminant or as a waste under any applicable Environmental Law, and (F) any substance with respect to which a Governmental Entity requires environmental investigation, monitoring, reporting or remediation; provided, however, that Hazardous Substances shall not include office and janitorial supplies in types and quantities used in the normal course of business; and (2) "Environmental Laws" means any Federal, state, foreign, or local law, rule or regulation, now in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including without limitation, those relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances or (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances.

                           (ii)  Except as could  not  reasonably  be  expected,
individually or in the aggregate,  to result in a TG Business  Material  Adverse
Effect: (1) the Company is and has been in compliance with all applicable Environmental Laws in connection with the TG Business; (2) the Company has obtained all permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws with respect to the TG Business (the "Environmental Permits") and is and has been in compliance with their requirements; (3) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Substances are being or have been treated, stored or disposed of on any real property presently owned, leased or operated by the Company and used in connection with the TG Business and to, the Company's knowledge, the foregoing statement in this clause (3) is correct with respect to any real property formerly owned, leased or operated by the Company and used in connection with the TG Business; (4) there is no asbestos or asbestos-containing material on any real property presently owned, leased or operated by the Company and used in connection with the TG Business where the presence of such material is in violation of any applicable Environmental Laws and, to the Company's knowledge, the foregoing statement in this clause (4) is correct with respect to any real property formerly owned, leased or operated by the Company and used in connection with the TG Business; (5) the Company has not, and to the Company's knowledge no other person has, released, discharged or disposed of Hazardous Substances on any real property presently owned, leased or operated by the Company and used in connection with the TG Business and none of such property contains any Hazardous Substances at a concentration level or in a quantity that is reportable under any Environmental Laws and, to the Company's knowledge, the foregoing statement in this clause (5) is true with respect to any real property formerly owned, leased or operated by the Company and used in connection with the TG Business; (6) the Company is not undertaking, and has not completed, any investigation or assessment or remedial or response action relating to any such prior release, discharge or disposal of or contamination with Hazardous Substances at any site, location or operation used in connection with the TG Business either voluntarily or pursuant to the order of any Governmental Entity or the requirements of any Environmental Laws; and (7) there are no (A) pending, past or overtly threatened actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating to any Environmental Laws, any Environmental Permits or any Hazardous Substances ("Environmental Claims") against the Company in connection with the TG Business or relating to any real property presently owned, leased or operated by the Company and used in connection with the TG Business, or (B) circumstances that could reasonably be expected to form the basis of any Environmental Claim, including without limitation with respect to any off-site disposal location presently used by the Company in connection with the TG Business and, to the Company's knowledge, the foregoing statements in sub-clauses (A) and (B) of this clause (7) are true with respect to any real property formerly owned, leased or operated by the Company and used in connection with the TG Business and with respect to any off-site disposal location formerly used the Company or any of its predecessors in connection with the TG Business.

                           (iii) The Company has made  available to Buyer copies
of all environmental reports, studies or analyses in its possession or under its control relating to currently or formerly owned, leased or operated real property used in connection with the TG Business.

                  (o) Employee Benefits. Schedule 3.1(o) of the Company Disclosure Schedules lists (i) all employee benefit plans, programs and arrangements maintained for the benefit of any current or former TG Employee, other than the Stock Option Plans (the "TG Plans") and (ii) all written agreements relating to employment or severance with any of the TG Employees other than, in each case, any such agreement that is terminable by the Company at will without penalty or other consequence (the "TG Employment

Contracts"). Schedule 3.1(o) of the Company Disclosure Schedule sets forth the name of each current TG Employee with an annual base salary greater than $150,000 and the annual base compensation applicable to each such TG Employee. The Company has made available to Buyer a copy of each TG Plan, each material document prepared in connection with each TG Plan and each TG Employment Contract. None of the TG Plans is a "multi employer plan" within the meaning of Sections 3(34) and 4007(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). None of the TG Plans or the TG Employment Contracts promises or provides retiree medical or retiree life insurance benefits to any person. Each TG Plan intended to be qualified under Section 401(a) of the Internal Revenue Code, as amended (the "Tax Code"), is so qualified. Each TG Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither the Company nor any of its affiliates has incurred any direct or indirect material liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any TG Plan or any other plan subject to Title IV of ERISA and no fact exists or event has occurred that could reasonably be expected to give rise to any such liability. No TG Plan is subject to, or has been covered by, Title IV of ERISA or Section 412 of the Tax Code. All contributions required to have been made to the TG Plans have been timely made. Except as provided in the TG Plans and the TG Employment Contracts listed on Schedule 3.1(o), no TG Employee will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits as a result of the Sale Transaction.

                  (p) Tax Matters.

                           (i) For the purposes of this Agreement: (1) "Tax" or,
collectively, "Taxes," means: (A) any and all Federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (B) any liability for the payment of any amounts of the type described in clause (A) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (C) any liability for the payment of any amounts of the type described in clause (A) or (B) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for Taxes of a predecessor entity; and (2) "Return" means Federal, state, local and foreign returns, estimates, information, statements and reports relating to any and all Taxes concerning or attributable to the Included Assets or the TG Business.

                           (ii) The Company,  and any affiliated  group,  within
the meaning of Section 1504 of the Tax Code, of which the Company is or has been a member, has: (1) filed all Returns required to be filed by it prior to the date of this Agreement (taking into account extensions); (2) paid all Taxes shown as due on such Returns and paid all applicable ad valorem and value added Taxes as are due; and (3) paid all Taxes with respect to the TG Business for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except, in the case of clauses (1), (2) and (3), for any such filings and payments which could not, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect. Neither the Internal Revenue Service nor any other Federal, state, local or foreign taxing authority (a "Tax Agency") has asserted in writing any claims for Taxes with respect to the TG Business, which claims, individually or in the aggregate, could reasonably be expected to have a TG Business Material Adverse Effect. The Company has withheld or collected and paid over to the appropriate Tax Agency (or is properly holding for such payment) all Taxes required by law to be withheld or collected with respect to the TG Business, except for amounts which could not, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect. There are no liens for Taxes upon the Included Assets (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which could not, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect.

                           (iii) None of the Included  Assets is treated as "tax
exempt use property," within the meaning of Section 168(h) of the Tax Code.

                           (iv) Neither the Company nor any of its  subsidiaries
has given, with respect to the Company or any assets of the TG Business, any consent under Section 341 of the Tax Code.

                           (v)  None of the  Included  Assets  is a  lease  made
pursuant to Section 168(f)(8) of the Tax Code.

                           (vi) The Company is not a "foreign person" within the
meaning of Section 1445 of the Tax Code.

                  (q) Tangible Property.

                           (i) As of the Closing, the Company will have good and
marketable title to all tangible properties and assets included in the Included Assets, with only such exceptions as, individually or in the aggregate, could not reasonably be expected to have a TG Business Material Adverse Effect; provided, however, that the foregoing representation is not made with respect to the Property, the TG Leases (as defined in Section 3.1(q)(iii)) and any other interests in real property included in the Included

Assets, as to all of which the representations contained in the next sentence and in sections 3.1(q) (ii) and (iii) below, as applicable, shall apply. All of the tangible properties and assets included in the Included Assets have been maintained and repaired for their continued operation and are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business.

                           (ii) All of the Included Assets are free and clear of
all liens and encumbrances,  except (1) liens for taxes not yet due and payable,
(2) liens of landlords, vendors, warehousemen and mechanics, and (3) Permitted Encumbrances. To the knowledge of the Company, all real estate properties that are Included Assets (whether owned or leased) are in compliance with all applicable laws, statutes, rules and regulations (including, without limitation, building and zoning laws) and all covenants, conditions, restrictions or easements affecting the property or its use or occupancy, the failure to comply with which could, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect, and no notices of any such failures to comply have been received by the Company; provided, however, that the foregoing representation is not made with respect to Environmental Laws, as to which the representations contained in Section 3.1(n) shall apply.

                           (iii) Each of the leases (the "TG Leases")  listed as
an Included Asset is unmodified and in full force and effect (and true and complete copies thereof, together with any additional amendments and supplements thereto, have been delivered to Buyer and are included in Section 3.1(q) of the Company Disclosure Schedule, and, to the knowledge of the Company, there are no other agreements, written or oral, between the Company and any third parties claiming an interest in the interest of the Company in, or otherwise affecting the use and occupancy of, the property leased under each TG Lease. The Company is not in material default under the TG Leases, no material defaults (whether or not subsequently cured) by the Company have been alleged thereunder and no event has occurred that, with the giving of notice or the passage of time, would constitute a material default thereunder. To the knowledge of the Company, no lessor named in any of the TG Leases is in default thereunder, and no defaults (whether or not subsequently cured) by such lessor have been alleged thereunder.

                  (r) Certain Contracts and Agreements.

                           (i)  Schedule  3.1(r)(i)  of the  Company  Disclosure
Schedules lists each contract (other than a Government Contract, as defined in Section 3.1(s), and any contract listed in Section 3.1(v) of the Company Disclosure Schedule) in effect as of June 25, 1999 and relating to the TG Business which is required by its terms or is currently expected to result in the payment or receipt by the Company of more than $200,000 and which is not terminable by the Company without the payment of any penalty or fine on not more than three months' notice, other than the TG Plans (a "TG Material Contract").

Each TG Material Contract is, to the knowledge of the Company, in full force and effect and is enforceable against the parties thereto (other than the Company) in accordance with its terms and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a material default by the Company or, to the knowledge of the Company, any third party under any TG Material Contract. The Company has duly complied in all material respects with the provisions of each TG Material Contract to which it is a party.

                           (ii) Schedule  3.1(r)(ii)  of the Company  Disclosure
Schedules lists: (1) all agreements relating to joint ventures, partnerships and equity or debt investments involving the TG Business; (2) all non-compete agreements with the Company relating to the TG Business (whether as beneficiary or obligor); (3) all agreements, notes, bonds, indentures or other instruments governing indebtedness for borrowed money of the Company relating to the TG
Business, and any guarantee thereof or the pledge of any assets or other security therefor; (4) each lease relating to the TG Business that provides for annual lease payments by the Company in an amount in excess of $200,000; (5) each material agreement between the Company and any hospital, hospital management company, health maintenance organization or other managed care payor relating to the TG Employees; (6) each management contract and contract with independent contractors or consultants (or similar arrangements) relating to the TG Business that includes exclusive rights or requires payments in excess of $200,000 individually or $500,000 in the aggregate to which the Company is a party, which are not cancelable without penalty or further payment upon 30 days' or less notice; and (7) each other agreement of the Company relating to the TG Business not made in the ordinary course of business that is to be performed on or after the date of this Agreement, except for any agreement (A) which is required by any other provision of this Section 3.1 to be included on a Company Disclosure Schedule delivered under that provision, or (B) the termination, or breach of any provision, of which agreement could not reasonably be expected to have a TG Business Material Adverse Effect.

                  (s) Government Contracts.

                           (i)  Schedule   3.1(s)  of  the  Company   Disclosure
Schedules sets forth each Government Contract in effect as of June 25, 1999 and each Bid pending as of such date (as such terms are defined in clause (vii) below).

                           (ii) Except for such matters as could not  reasonably
be expected, individually or in the aggregate, to result in a TG Business Material Adverse Effect, the Company has, since December 31, 1986, complied with all applicable requirements of the U.S. Government Cost Accounting Standards, the Federal Truth in Negotiations Act and other U.S. laws, rules, regulations or orders applicable to Government Contracts or Bids.

                           (iii) Except for such matters as could not reasonably
be expected, individually or in the aggregate, to result in a loss (a "Relevant Loss") of at least $250,000 individually or $500,000 when aggregated with all other such losses, Schedule 3.1(s) of the Company Disclosure Schedules identifies each Government Contract with respect to which, to the Company's knowledge, as of the date hereof: (1) the Company is in breach; (2) aggregate costs (direct and indirect) incurred or currently expected to be incurred in connection with any fully-funded Government Contract will exceed any limitation-of-costs provision in such Contract; (3) the Company expects to recognize a loss at the gross profit level (determined in accordance with GAAP applied on a basis consistent with the preparation of the financial statements referred to in Schedule 3.1(h)(ii) of the Company Disclosure Schedules)) in connection with such Government Contract; (4) in the case of a multi-year contract, full funding (pursuant to multi-year contract provisions) has not been established; or (5) there has been a material amendment or modification since March 31, 1999.

                           (iv) Except for such matters as could not  reasonably
be expected, individually or in the aggregate, to result in a Relevant Loss: (1) to the Company's knowledge, there are no audits (other than those conducted in the ordinary course of business) of any Government Contracts being conducted by the U.S. Government, a prime contractor of the U.S. Government or any other party to any Government Contract; (2) except to the extent that the same has been finally resolved (and any liability relating thereto has been paid or reflected in the balance sheet referred to in Section 3.1(h)(ii)), the Company has not, with respect to any current Government Contract, received: (A) any written cure notice or show cause notice (as defined in the Federal Acquisition Regulation Part 49, P. 49.607(a) and (b), respectively) pursuant to applicable contract default provisions or notice-of-default provisions; (B) any written contract termination, whether for default, convenience, cancellation or lack of funding or other reasons; (C) any written final decision assessing a price reduction, penalty or claim for damages or other remedy; (D) any written claim (as defined in the Federal Acquisition Regulation at P. 33,201) based on assertions of defective pricing or violations of government cost accounting standards or cost principles; (E) any written request for an equitable adjustment of, or claim (as defined in the Federal Acquisitions Regulations at P. 33,201) concerning, such Government Contract by any of the Company's customers, subcontractors or suppliers; (F) any written disallowance, written questioning or other written challenging of material costs (direct or indirect); or (G) any written notice of any investigation or enforcement proceeding of a criminal, civil or administrative nature by any investigative or enforcement agency of any government (including any notice of qui tam action brought under the Civil False Claims Act alleging any irregularity, misstatement or omission arising under or relating to such Government Contract); and (3) to the Company's knowledge, other than nominal retainage, no amount of money due to the Company pertaining to any Government Contract has been withheld or set off nor has any claim been made to withhold or set off money and the Company is entitled to all progress payments received with respect thereto.

                           (v)  Neither  the  Company  nor any of the  Company's
officers or any of the TG Employees has been suspended or debarred from or determined to be ineligible for bidding or submitting offers on Government Contracts, no such suspension, debarment or ineligibility has been initiated or determined or, to the Company's knowledge, overtly threatened or noticed in writing, and, to the Company's knowledge, the consummation of the Sale Transaction will not result in any such suspension, debarment or ineligibility (assuming that no such suspension, debarment or ineligibility will result from the identity, nationality or conduct of Buyer or of persons associated with and/or controlling Buyer).

                           (vi) Except for such matters as could not  reasonably
be expected, individually or in the aggregate, to result in a TG Business Material Adverse Effect: (1) all personal property, equipment and fixtures loaned, bailed or otherwise furnished to the Company by or on behalf of the United States Government in connection with the TG Business that are or should be in the possession of the Company ("Customer-Furnished Items"), in the aggregate, are in a good state of maintenance and repair (ordinary wear and tear excepted), have been regularly and appropriately maintained and repaired in accordance with all contractual, legal and regulatory requirements and, unless returned to the United States Government, will be in the possession of the Company on the Closing Date; and (2) the Company has complied with its obligations relating to the Customer-Furnished Items and, upon the return thereof, would have no material liability to the United States Government with respect thereto.

                           (vii) The following terms, as used in this Agreement,
have the following meanings: (1) "Bid" means any written offer by the Company that if accepted would lead to a Government Contract; (2) "Government Contract" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order or other procurement arrangement of any kind in writing, valued at $10,000 or more and relating to the TG Business (A) between the Company and (I) the U.S. Government (acting on its own behalf or on behalf of another country or international organization), (II) any prime contractor of the U.S. Government or
(III) any subcontractor to a prime contractor of the U.S. Government but only in any case where the contract between the Company and such subcontractor expressly indicates that such contract with the Company is being entered into in connection with a Government Contract under which the other party to such contract with the Company is a subcontractor, or (B) financed by the U.S. Government and subject to the rules and regulations of the U.S. Government concerning procurement; and (3) "U.S. Government" means the United States Government and any agencies, instrumentalities and departments thereof.

                  (t) Insurance. The Company has in full force and effect the policies of fire, liability, title, errors and omissions and other forms of insurance relating to the TG Business listed on Schedule 3.1(t) of the Company Disclosure Schedules. The Company is not in default under any such policies, which default could reasonably be expected to have a TG Business Material Adverse Effect, and there is no material inaccuracy in any application for such policies. Each of the Company's activities and operations relating to the TG Business have been conducted in a manner so as to conform in all material respects to the applicable provisions of such policies. The Company has not received a notice of cancellation or non renewal with respect to any such policy. Schedule 3.1(t) of the Company's Disclosure Schedule lists all pending claims relating to the TG Business under any of such policies in excess of $10,000 and timely notice has been given of all such claims.

                  (u) Transactions with Affiliates. Except as disclosed in any of the Company SEC Filings and excluding the TG Employment Contracts, there are no contracts, agreements, arrangements or understandings of any kind between any affiliate of the Company, on the one hand, and the Company, on the other hand, other than any such contracts, agreements, arrangements and understandings that either individually or in the aggregate are de minimis in nature or do not relate to the TG Business.

                  (v) Intellectual Property.

                           (i)  The  Company  is  entitled  to  use  all  of the
following which are used in or necessary for the conduct of the TG Business as currently conducted, namely: (1) trademarks, logos, service marks, trade names, internet domain names, designs, slogans, and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, the "Trademarks"), (2) patents and patent applications, (3) copyrights (including any registrations, renewals and applications for any of the foregoing), (4) software, (5) technology, and (6) trade secrets and other confidential information, know how, proprietary processes, formulae, algorithms, models, methodologies and inventions (collectively, the "Trade Secrets" and, together with items (1) through (5) above, the "Intellectual Property"), the absence of which could, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect.

                           (ii)  Schedule  3.1(v)  of  the  Company   Disclosure
Schedules sets forth, for the Intellectual Property owned by the Company, a complete and accurate list of all U.S. and foreign (1) patents and patent applications, (2) registrations of Trademarks (including internet domain registrations) and applications; and (3) copyright registrations and applications (collectively, the "Registered Intellectual Property"). Schedule 3.1(v) sets forth a complete and accurate list of all license agreements relating to the TG Business (except for end user license and support/maintenance agreements entered into in the ordinary course of business (the "User Agreements")) granting any right to use or practice any Intellectual Property, whether the Company is the licensee or licensor thereunder, and any written settlements relating to any Intellectual Property to which the Company is a party or otherwise bound (collectively, the "License Agreements"), indicating for each the title, the parties, and the date executed.

                           (iii)  Except  for the User  Agreements  and  License
Agreements, to the Company's knowledge, (1) the Company has the right to use the Intellectual Property free and clear of all liens and obligations and (2) after the Closing, Buyer shall have the right to use the Intellectual Property free and clear of all liens and obligations subject to the User Agreements and the License Agreements.

                           (iv)  The   Registered   Intellectual   Property   is
subsisting and has not been canceled, expired, or abandoned, and, to the Company's knowledge, the Registered Intellectual Property is valid. There is no pending or, to the Company's knowledge, overtly threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the Registered Intellectual Property.

                           (v) To the Company's knowledge, the conduct of the TG
Business as currently conducted does not infringe upon any intellectual property rights owned or controlled by any third party. There are no claims or suits pending or, to the Company's knowledge, overtly threatened, and the Company has not received any notice of a third party claim or suit, (1) alleging that its activities with respect to any Intellectual Property, or the conduct of the TG Business, infringes upon, violates, or constitutes the unauthorized use of the intellectual property rights of any third party, or (2) challenging the ownership, use, validity or enforceability of any Intellectual Property.

                           (vi) There are no  settlements,  forbearances to sue,
consents, judgments, or orders to which the Company is a party which (1) restrict the Company's rights to use any Intellectual Property, (2) restrict the TG Business in order to accommodate a third party's intellectual property rights, or (3) permit third parties to use any Intellectual Property used in or necessary for the conduct of the TG Business. The Company has not licensed or sublicensed its rights in any material Intellectual Property other than pursuant to the User Agreements and/or the License Agreements, and no royalties, honoraria or other fees are payable by the Company for its use of or right to use any Intellectual Property, except pursuant to the License Agreements. To the Company's knowledge, the License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, subject to, bankruptcy, insolvency and similar laws affecting creditors' rights and to the discretionary nature of equitable remedies, and, to the Company's knowledge, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by any party under, any such License Agreement which violation, breach or default could, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect.

                           (vii)   All   material   Trade   Secrets   and  other
confidential Intellectual Property have been maintained in confidence in accordance with protection procedures customarily used in the industry to protect rights of like importance, but not less than reasonable care. All current members of management and key personnel of the TG Business, including all current employees, agents, consultants and independent contractors (except for any independent contractors which are parties to License Agreements) who have contributed to or participated in the conception or development of material Trade Secrets or other confidential Intellectual Property the disclosure of which, individually or in the aggregate, could reasonably be expected to have a TG Business Material Adverse Effect (collectively "Personnel"), and to the Company's knowledge all former Personnel, have executed and delivered to the Company an employment or a nondisclosure agreement restricting such person's right to disclose Trade Secrets and other confidential Intellectual Property. To the Company's knowledge, no party to any nondisclosure agreement with the Company relating to any Trade Secrets or other confidential Intellectual Property is in breach or default thereof. All current Personnel, and to the
Company's knowledge all former Personnel, either (i) have been party to a "work-for-hire" or other arrangement or agreement with the Company, in accordance with all applicable laws, that has accorded the Company full, effective, exclusive ownership of all tangible and intangible property thereby arising in the course of their employment by the Company or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property arising in the course of their employment by the Company excepting, in the case of either subclause (i) or (ii) above, where the failure of the statement made in such subclause to be true could not, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect. No current Personnel, and to the Company's knowledge no former Personnel, have a meritorious claim against the Company in connection with such person's involvement in the conception or development of any Trade Secret or other Intellectual Property and no such claim has been asserted or is overtly threatened. None of the current officers and employees of the Company has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by the Company in the furtherance of the TG Business, which patents or applications have not been assigned to the Company under an assignment duly recorded in the United States Patent and Trademark Office or other appropriate Governmental Entity in the case of any foreign patents or patent applications.

                           (viii)  To the  knowledge  of the  Company,  no third
party is misappropriating, infringing, diluting, or violating any Intellectual Property, and no such claims have been brought against any third party by the Company.

                           (ix) The  consummation of the Sale  Transaction  will
not (1) result in the loss or impairment of the Company's right to use any Intellectual Property, nor (2) require the consent of any Governmental Entity or third party in respect of any Intellectual Property, which loss or impairment, or the failure to obtain which consent, could, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect.

                           (x) To the  extent  used  in  accordance  with  their
intended purpose as set forth in any manuals or materials (as amended or supplemented) delivered in connection therewith, all of the products, as upgraded to be Year 2000 Compliant (as defined below in this clause (x)), of the Company used in or necessary for the conduct of the TG Business and listed as Included Assets (including products currently under development) will, after the Closing, except as could not, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect, accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will accurately calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). All of the products of the Company used in or necessary for the conduct of the TG Business and listed as Included Assets (i) will, after the Closing, except as could not, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect, lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000 and (ii) will be operable without error with other products used and distributed by the Company that may deliver records to the products of the Company or receive records from the products of the Company, or interact with the products, including but not limited to back up and archived data, provided that such other products are also Year 2000 Compliant. Schedule 3.1(x) of the Company Disclosure Schedule contains a true and correct statement of the extent to which the internal computer and technology products and systems used in the TG Business are Year 2000 Compliant. The Company has taken all actions represented in such statement to have been taken by it.

                  (w) Customs. All goods imported into the United States or any other country in connection with the TG Business (the "Imported Goods") have been properly valued and classified in accordance with applicable tariff laws, rules and regulations, and all proper duties, tariffs or excise taxes have been paid with respect to the Imported Goods. No penalties have been assessed, asserted or claimed with respect to any Imported Goods. All Imported Goods have been properly marked as to country of origin, content and material.

                  (x) Customers and Suppliers.

                           (i)  Schedule 3.  1(x)(i) of the  Company  Disclosure
Schedules sets forth (to the extent permitted by applicable law and contractual provisions) a complete and accurate list of the customers of the TG Business who have purchased products or services from the Company during the Company's prior fiscal year or any interim period from the end of the Company's prior fiscal year to the date of this Agreement. To the Company's knowledge, there exists no actual or overtly threatened termination, cancellation or material limitation of, or any material modification or material change to the configuration of, orders contained in outstanding backlog for the TG Business as of June 25, 1999, as set forth in Schedule 3.1(x)(i). Each of the customers listed on Schedule 3.1(w)(i) has purchased products or services in the TG Business pursuant to a standard purchase order, a form of which is attached to Schedule 3.1(x)(i).

                           (ii) Schedule  3.1(x)(ii)  of the Company  Disclosure
Schedules contains a complete and accurate list of all suppliers of significant materials or services to the Company in connection with the TG Business. To the Company's knowledge, there exists no actual or overtly threatened termination, cancellation or limitation of any agreement with, or any modification or change in the business relationship of the Company with, any supplier or group of suppliers listed on Schedule 3.1(x)(ii).

                  (y) Product Warranties; Defects; Liability. Each product manufactured, sold, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company does not have any liability (and, to the Company's knowledge, there is no basis for any present or future action, suit proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, except where any such non-conformity or any such liability could not, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect. No product manufactured, sold, leased or delivered by the Company in the ordinary course of the TG Business is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease or beyond that implied or imposed by applicable law. Schedule 3.1(y) includes copies of the Company's standard terms and conditions of sale or lease relating to the TG Business.

                  (z) Sufficiency of Included Assets. As of the Closing, the Included Assets, together with the Intellectual Property licensed to Buyer pursuant to the Cross License Agreement referred to in Section 5.2(f), will constitute all of the assets necessary to enable Buyer to continue operating the TG Business in substantially the same manner it is being operated on the date of this Agreement, subject to the right of Buyer to change such operations following the Closing.

         SECTION 3.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Company as follows:

                  (a) Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer is a direct wholly-owned subsidiary of Marconi North America, Inc., a Delaware corporation ("Marconi"), and Marconi Aerospace Electronic Systems Inc., a Pennsylvania corporation ("MAESI"), is a direct wholly-owned subsidiary of Buyer. Buyer has the requisite corporate power and authority and any necessary governmental approvals to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. The term "Buyer Material Adverse Effect" means any material adverse change in or effect on (i) the business, results of operations or condition (financial or other) of Buyer and its subsidiaries taken as a whole or (ii) the ability of Buyer to consummate the Sale Transaction on or before the Terminal Date (a Buyer Material Adverse Effect of the kind included in this clause (ii) being referred to as a "Buyer Material Adverse Consummation Effect").

                  (b) Certificate of Incorporation and By-Laws. Buyer has furnished to the Company a complete and correct copy of its Certificate of Incorporation and By-Laws as currently in effect and the corresponding corporate documents of MAESI. Buyer is not in violation of any of the provisions of such Certificate of Incorporation or By-Laws and MAESI is not in violation of any of the provisions of such corresponding corporate documents.

                  (c) Authority Relative to Agreement. Buyer has all necessary corporate power and authority to enter into this Agreement, to perform its obligations under this Agreement and to consummate the Sale Transaction. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the Sale Transaction have been duly and validly authorized by all necessary corporate action on the part of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize or consummate the Sale Transaction. This Agreement has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

                  (d) No Conflict; Required Filings and Consents.

                           (i) The execution,  delivery and  performance of this
Agreement by Buyer does not and will not: (1) conflict with or violate the Certificate of Incorporation or By-Laws of Buyer; (2) assuming that all consents, approvals and authorizations contemplated by Section 3.2(d)(ii) have been obtained, all filings described in such Section have been made and all notification periods referred to in such Section have expired, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Buyer or by which Buyer or its properties are bound or affected; or (3) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, security interest, change or encumbrance on any of the properties or assets of Buyer pursuant to, any note, bond, mortgage, indenture, contract, lease, license, permit, franchise or other instrument or obligation to which Buyer is a party or by which Buyer or any of properties or assets of Buyer is bound or affected, except, in the case of clauses (2) and (3), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to result in a Buyer Material Adverse Effect.

                           (ii) The execution,  delivery and performance of this
Agreement by Buyer and the consummation of the Sale Transaction by Buyer do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for: (1) applicable filings under the Hart-Scott Act and the Exon-Florio Act and the expiration of the waiting periods under those Acts; (2) clearance under the Federal rules and regulations referred to in Section 5.1(d); and (3) such other Requisite Governmental Approvals as shall have been specified by Buyer to the Company in writing prior to the date of this Agreement.

                  (e) Information Supplied. None of the information supplied or to be supplied by or on behalf of Buyer in writing or otherwise approved by Buyer for inclusion in the Proxy Statement will contain, at the date the Proxy
Statement is first mailed to the Company's shareholders or at the time of the Shareholders Meeting, any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders Meeting or any amendment or supplement thereto.

                  (f) Absence of Certain Changes or Events. Since December 31, 1998, there has not been any change, event or development in or affecting Buyer that, individually or in the aggregate, constituted, or could reasonably be expected to have, a Buyer Material Adverse Consummation Effect.

                  (g) Absence of Litigation. There are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Buyer, overtly threatened against Buyer or any of its subsidiaries, or any properties of Buyer or any of its subsidiaries, before any court, arbitrator or Governmental Entity that, individually or in the aggregate, could reasonably be expected to have a Buyer Material Adverse Effect. Neither Buyer nor any of its subsidiaries nor any of their respective properties or assets is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which could reasonably be expected to have, a Buyer Material Adverse Consummation Effect.

                  (h) Financing. Buyer has and will provide the funds necessary to consummate the Sale Transaction in accordance with the terms of this Agreement. The Included Assets will not be used to secure any indebtedness incurred to provide such funds.


                                   ARTICLE IV

           CONDUCT OF TG BUSINESS PENDING THE CLOSING; OTHER COVENANTS

         SECTION 4.1 Conduct of TG Business Pending the Closing. Except as otherwise required by the terms of this Agreement or unless Buyer shall otherwise agree in writing (such agreement not to be unreasonably withheld): (i) the TG Business shall be conducted only in, and the Company shall not take any action with respect to the TG Business except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; (ii) the Company shall use its reasonable commercial efforts to preserve intact the TG Business and its organization, to keep available the services of the current TG Employees, to preserve the present relationships of the Company with the customers and suppliers of the TG Business and other persons with whom the Company has significant business relations in connection with the TG Business, and to keep in place, consistent with past practice, the insurance coverages (other than title insurance) listed on Schedule 3.1(t) of the Company Disclosure Schedules; and (iii) by way of amplification and not limitation of the foregoing, the Company shall not directly or indirectly do, or propose or commit to do, any of the following:

                  (a) Except to the extent required under the Stock Option Plans, the TG Plans or the TG Employment Contracts, in each case as in effect on the date of this Agreement: (i) increase the compensation or fringe benefits of any of the TG Employees, except for increases in compensation in the ordinary course of business in accordance with past practice; or (ii) grant any severance or termination pay to any TG Employees, or (iii) establish, adopt, enter into or amend or terminate any TG Plan or other plan, agreement, trust, fund, policy or arrangement for the benefit of any TG Employees except as required by law or as provided in this Agreement; provided, however, that this Section 4.1(b) shall not prohibit the Company, to the extent consistent with past practice, from hiring personnel from time to time in the ordinary course of the TG Business and providing such personnel with benefits deemed appropriate by the Company, in each case subject to prior consultation with Buyer;

                  (b) Sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of the Included Assets other than in the ordinary course of business consistent with past practice and in amounts that could not, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect;

                  (c) Except for (i) current capital expenditure plans set forth on Schedule 4.1(c) of the Company Disclosure Schedules, (ii) individual expenditures of less than $100,000, (iii) expenditures under contracts or commitments permitted by Section 4.1(g), expend, or commit to expend, funds for expenditures related to the TG Business;

                  (d) Adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation;

                  (e) Recognize any labor union for TG Employees (unless legally required to do so) or enter into any collective bargaining agreement related to the TG Business;

                  (f) Except as may be required as a result of a change in United States generally accepted accounting principles or as recommended by the Company's independent accountants and consented to in writing by Buyer (which consent shall not be unreasonably withheld) prior to such change, change any of the accounting methods, practices or principles used by the Company;

                  (g) Either (i) enter into any contract or commitment relating to the TG Business providing for payments to the Company of more than (1) $10,000,000 in connection with standard, non-developmental products sold at standard or catalog prices, (2) $1,000,000 in connection with developmental programs, bids or contracts (whether funded by customers or internal research and development), or (3) $2,000,000 in connection with non-standard programs or pricing or significant deviations from the TG Business' standard terms and conditions or the terms and conditions contained in the Government Contracts listed on Schedule 3.1(s), in each case either in connection with an individual transaction or a series of related transactions, or (ii) make any bid which, if accepted, would result in any such contract or commitment; or

                  (h) Authorize any of, or commit or agree to take any of, the foregoing actions or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue as of the date when made if such action had then been taken.

         SECTION 4.2  Shareholders  Meeting.  In connection with the requirement that this Agreement and the Sale Transaction be approved by the Company's shareholders: (a) the Company shall take all action necessary, in accordance with and subject to the California Code and its Articles of Incorporation and By-Laws, to convene a meeting of its shareholders (the "Shareholders Meeting") as soon as reasonably practicable after the date of this Agreement to consider and vote upon the adoption and approval of this Agreement and the Sale Transaction, and such other matters (if any) as the Company may wish to submit for a separate vote at the Shareholders Meeting; (b) subject to clause (c) below, the Company, through the Board, shall recommend to its shareholders approval of this Agreement and the Sale Transaction and such recommendation shall be included in the Proxy Statement; and (c) the Board may fail to make such recommendation, or withdraw, modify or change such recommendation, or take the position described in Section 6.1(g)(ii) with respect to a tender offer of the kind therein specified, if and only if the Board, having been advised in writing by outside counsel, determines in good faith that the making of such recommendation, or the failure to so withdraw, modify or change such recommendation, could constitute a breach of the Board's fiduciary duties to the Company's shareholders under California law (but the foregoing shall not entitle the Company to delay or defer the Shareholders Meeting).

         SECTION 4.3 Preparation of Proxy Statement. As soon as reasonably practicable following the date of this Agreement, the Company shall prepare the Proxy Statement and, following approval by Buyer (which approval shall not be reasonably withheld), shall file the Proxy Statement with the SEC. The Company shall use its reasonable commercial efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing. The Company shall use its reasonable commercial efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Proxy Statement is cleared by the SEC. The Company and Buyer shall each correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

         SECTION  4.4  Certain  Filings.  Promptly  following  the  date of this
Agreement: (a) the Company and Buyer shall prepare and file with the Antitrust Authorities all documents and forms required under the Hart-Scott Act, and thereafter each of the Company and Buyer shall use its reasonable commercial efforts to obtain the timely expiration of the waiting period applicable to the Sale Transaction under the Hart-Scott Act; (b) Buyer shall make application to the Committee on Foreign Investment in the United States ("CFIUS") under Section 721 of the Defense Production Act of 1950 (the "Exon-Florio Act") for a favorable review of the Sale Transaction and the Company shall cooperate thereafter with Buyer to achieve a favorable review of the Sale Transaction by CFIUS; and (c) Buyer shall make the applications necessary to satisfy the condition set forth in Section 5.1(d) and the Company shall thereafter cooperate with Buyer to satisfy such condition. Where required or appropriate under applicable law, any person in control of Buyer may take any of the actions required to be taken by Buyer under this Section 4.4 but nothing shall relieve Buyer of its obligations under this Section 4.4 with respect to any actions required by this Section 4.4.

         SECTION 4.5 Access to Information.

                  (a) The Company: (i) shall, and shall cause its auditors and other agents to, afford the officers, auditors and other agents of Buyer reasonable access at all reasonable times (during normal business hours so as not to unduly or unreasonably interfere with the TG Business or any other business of the Company) to its senior officers, agents, independent accountants, properties, offices and other facilities involved in the TG Business and (subject to restrictions imposed by applicable law or by contract) to all books and records (including all Returns, and the work papers and other documents of the Company's independent accountants), and to all financial, operating and other data and information, in each case relating to the TG Business, the Included Assets and the Included Liabilities, as Buyer, through its officers, may from time to time reasonably request (including all internal financial and operating reports and results); (ii) shall make available its senior officers, its independent accountants and (subject to all applicable privileges, which shall not be deemed waived) its outside counsel, in each case upon reasonable prior notice and during normal business hours, to confer on a regular basis with the appropriate officers of Buyer regarding the ongoing operations of the TG Business, the implementation of the transactions contemplated by this Agreement and other matters reasonably related thereto;
(iii) shall, promptly after it has, consistently into its customary practices, closed its books for accounting and financial reporting purposes with respect to each completed calendar month prior to the Closing (excluding the month covered by the unaudited financial statements referred to in Section 2.2(ix)), furnish to Buyer the unaudited balance sheet of the TG Business as of the last day of such month, and the related unaudited statements of earnings and cash flows for the year-to-date period then ended, in each case prepared on a basis consistent with the basis of preparation of the TG Interim Financials; and (iv) shall promptly notify Buyer of any change by the Company in its accounting methods, principles or practices (whether or not required by changes in GAAP or recommended by the Company's independent accountants). No investigation pursuant to this Section 4.5(a) shall affect any representations or warranties of the Parties made in this Agreement or the conditions to the obligations of the Parties under this Agreement.

                  (b) Buyer  shall hold  information  it  receives  pursuant  to
Section 4.5(a) which is nonpublic in confidence and shall not disclose such information to any third party without the written consent of the Company. Such information shall be subject to the Confidentiality Agreement dated March 31, 1999 between the Company and Marconi (the "Confidentiality Agreement").

         SECTION 4.6 Solicitations.

                  (a) Offers for the TG Business. The Company shall not, directly or indirectly, through any officer, director or agent, solicit, initiate or encourage the submission of any proposal or offer from any person relating to (and limited to) any acquisition or purchase of all or any material portion (other than inventory in the ordinary course) of the assets of, or any equity interest in, the TG Business or solicit, participate in or initiate any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing, and all efforts being conducted by or on behalf of the Company on the date of this Agreement to solicit purchasers of the TG Business shall be discontinued forthwith. Also, the Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party insofar as such agreement relates to the TG Business.

                  (b) Solicited Offers for the Company or its Other Businesses. Nothing in this Agreement shall preclude the Company from continuing its efforts to sell either the Company as an entirety or the Company's component businesses other than the TG Business pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer, asset acquisition or other similar transaction (a "Non-TG Transaction"); provided, however, that: (i) the Company shall inform all third parties from which it solicits an offer or proposal for, and with which it negotiates, any Non-TG Transaction that the Company is bound by the provisions of this Agreement, including Section 4.6(a);
(ii) the Company shall not solicit, initiate or encourage the submission of a proposal for, or enter into any agreement providing for, a Non-TG Transaction on terms that would prevent the Company from consummating the Sale Transaction;
(iii) the Company shall not solicit, initiate or encourage the submission of a proposal for, or enter into any agreement providing for, a Non-TG Transaction pursuant to which control of the Company as an entirety would be acquired prior to the consummation of the Sale Transaction unless the terms of such Non-TG Transaction require the acquiror to acknowledge the existence of, and cause the Company to comply with its obligations under, this Agreement and the Escrow Agreement; and (iv) all efforts being conducted by or on behalf of the Company on the date of this Agreement to solicit, initiate or encourage any proposal inconsistent with this Section 4.6(b) shall be discontinued forthwith and each of the parties to the Other Confidentiality Agreements shall promptly be informed that the Company has agreed with Buyer to cease soliciting and accepting any proposals involving the direct or indirect acquisition of the TG Business.

                  (c) Unsolicited Inconsistent Offers for the Company. Nothing in Sections 4.6(a) or (b) shall prohibit the Company from informing its shareholders, and taking action under clause (c) of Section 4.2, if it receives an unsolicited written bona-fide proposal made to the Company after the date of this Agreement to consummate a transaction that would (directly or through an acquisition of the Company as an entirety) include the TG Business and preclude the Company from consummating the Sale

Transaction provided that: (i) the Company gives Buyer, as promptly as practicable, written notice of the receipt of any such proposal together with a copy of such proposal or an accurate and reasonably detailed summary of the material terms thereof and a statement of the identity of the proponent; and
(ii) the Company does not, directly or indirectly, through any officer, director, agent or otherwise, furnish information to, or enter into discussions or negotiations with, such other bidder until after the shareholders of the Company have voted on the Sale Transaction and then only if such vote shall fail to approve the Sale Transaction.

         SECTION 4.7 Indemnification.

                  (a) General Indemnification by the Company. The Company covenants and agrees, from and after the Closing, to indemnify, defend, protect and hold harmless Buyer and its respective officers, directors, employees, assigns, successors and affiliates (individually, a "Buyer Indemnified Party" and, collectively, the "Buyer Indemnified Parties") from, against and in respect of all liabilities, losses, claims, damages, business disruption, consequential damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, judgments, settlement payments, deficiencies, penalties, fines, interest payable to third persons and reasonable costs and expenses (including without limitation reasonable attorneys' fees and other disbursements) (collectively, "Damages") suffered, sustained, incurred or paid by the Buyer Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly: (i) any inaccuracy or breach of any representation or warranty of the Company set forth in this Agreement (as qualified by the Company Disclosure Schedules) or any certificate delivered by or on behalf of Company at the Closing; (ii) any nonfulfillment of any covenant or agreement of the Company in this Agreement; (iii) any Excluded Liabilities; or (iv) any liabilities of the Company that are not Included Liabilities.

                  (b) General Indemnification by Buyer. Buyer covenants and agrees, from and after the Closing, to indemnify, defend and protect and hold harmless the Company and its respective officers, directors, employees, assigns, successors and affiliates (individually a "Company Indemnified Party" and, collectively, the "Company Indemnified Parties") from, against and in respect of all Damages suffered, sustained, incurred or paid by the Company Indemnified Parties in connection with, resulting from or arising out, directly or indirectly: (i) any inaccuracy or breach of any representation or warranty of Buyer set forth in this Agreement or any certificate delivered by or on behalf of Buyer at the Closing; (ii) any nonfulfillment of any covenant or agreement of Buyer in this Agreement; (iii) any Included Liability; (iv) any liabilities of Buyer or the TG Business that are attributable to any act, omission or event occurring after the Closing; (v) any liability of the Company to the extent that it is attributable to the conduct of the

TG Business after the Closing; or (vi) any liabilities of Buyer that are not Excluded Liabilities.

                  (c)  Limitations  and  Expiration.   Notwithstanding  Sections
4.7(a) and (b):

                           (i) The  aggregate  amount  for which the  Company is
required to indemnify the Buyer Indemnified Parties under this Section 4.7 shall not exceed the Escrow Fund; provided, however, that this limitation shall not apply to, and the Buyer Indemnified Parties shall not be obligated to apply any claims against the Escrow Fund with respect to, the Company's liability for (i) Damages arising out of any liabilities referenced in Sections 4.7(a)(iii) or
(iv); (ii) any indemnity under Section 4.8(b) or any Damages arising out of any breaches of the covenants of the Company set forth in Section 4.8; (iii) Damages based on fraud or willful breaches by Company, or any of its affiliates or agents on behalf of Company, of any of its representations or warranties contained in this Agreement (as qualified by the Company Disclosure Schedules) or in any certificate delivered by or on behalf of Company at the Closing; or
(iv) any adjustment to the Estimated Consideration under Sections 1.3, and 1.4 (it being understood that any matter with respect to which any such adjustment is made under Section 1.4 shall not also be considered a breach of any representation or warranty of Company contained in this Agreement).

                           (ii) The indemnification obligations of Company under
this Section 4.7 shall terminate at the date that is the later of the dates specified in clause (A) and (B) of this Section 4.7(c)(ii):

                                    (A)   (1)  Except  as  to   representations,
warranties and covenants specified in clauses (A)(2) and (A)(3) of this Section 4.7(c)(ii), and subject to clause (B) of this Section 4.7(c)(ii), the Initial Release Date as defined in Section 9(a) of the Escrow Agreement (the "Initial Release Date"); provided, however, that, notwithstanding any other provision of this Agreement, no Claim (as defined in Section 4.7(d) below) with respect to any of the matters referenced in this clause (A)(1) shall be effective unless Buyer gives the Company a Claim Notice (as defined in Section 4.7(d)) on or prior to the Initial Release Date; or

                                          (2) With  respect to the  covenants of
the Company set forth in Section 4.8, the expiration of all relevant Federal, state or foreign statute of limitation (including extensions thereof); or

                                          (3)   With    respect   to    Excluded
Liabilities or any liabilities of the Company that are not Included Liabilities, and except as set forth in clause (A)(2) of this Section 4.7(c)(ii), the indemnification of the Company shall survive forever; or

                                    (B)  Notwithstanding   clause  (A)  of  this
Section 4.7(c)(ii), as to any Claim for which a Claim Notice has been delivered to the Company as of the relevant date described in clause (A) of this Section 4.7(c)(ii) (all such claims, and the claims referred to in Section 4.7(c)(iii), being referred to as "Pending Claims"), the final resolution of such Pending Claim (notwithstanding the earlier occurrence of the date applicable thereto under Section 4.7(c)(ii)(A) above).

                           (iii) The indemnification  obligations of Buyer shall
terminate at the date that is the later of (A) the Initial Release Date, except that the indemnification obligations of Buyer to the Company set forth in
Section 4.7(b)(iii), (iv), (v) and (vi) and with respect to the covenants of Buyer set forth in Section 4.8 shall terminate on the expiration of all relevant Federal, state or foreign statute of limitations (including extensions thereof) and (B) the resolution of all Pending Claims against Buyer under Section 4.7(b).

                           (iv) Notwithstanding anything to the contrary in this
Agreement: (I) no Buyer Indemnified Party shall be entitled to indemnification under this Agreement unless and until the sum of all otherwise indemnifiable amounts payable to all the Buyer Indemnified Parties together exceeds $250,000, in which case, subject to the other provisions of this Agreement, the amount indemnifiable shall be the entire aggregate amount due, including the first $250,000; and (II) no Company Indemnified Party shall be entitled to indemnification under this Agreement unless and until the sum of all otherwise indemnifiable amounts payable to all the Company Indemnified Parties together exceeds $250,000, in which case, subject to the other provisions of this Agreement, the amount indemnifiable shall be the entire aggregate amount due, including the first $250,000. The foregoing limitations of clauses (I) and (II) shall not apply to the indemnification obligations of either Party with respect to their respective covenants set forth in Section 4.8 and the indemnification obligations of Company set forth in Section 4.7(c)(ii)(A)(3) and shall also not apply to the obligations of either Party with respect to the matters specified in Section 4.7(a)(iii)(iv), Section 4.7(b)(v) or (vi), Section 4.7(c)(i)(iv) or
Section 6.2.

                           (v) The aggregate  amount for which Buyer is required
to indemnify the Company Indemnified Parties under this Section 4.7 shall not exceed $1,000,000; provided, however, that this limitation shall not apply to Buyer's liability for: (i) Damages arising out of any liabilities referenced in Sections 4.7(b)(iii), (iv), (v) or (vi); (ii) any indemnity under Section 4.8(c) or any Damages arising out of any breaches of the covenants of Buyer set forth in Section 4.8; or (iii) Damages based on fraud or willful breaches by Buyer, or any of its affiliates or agents on behalf of Buyer, of any of its representations or warranties contained in this Agreement or in any certificate delivered by or on behalf of Buyer at the Closing.

                  (d) Indemnification Procedures. All claims or demands for indemnification under this Section 4.7 ("Claims") shall be asserted and resolved as follows:

                           (i) In the event that any Company  Indemnified  Party
or Buyer Indemnified Party (an "Indemnified Party") has a Claim against any party obligated to provide indemnification pursuant to Section 4.7(a) or (b) (an "Indemnifying Party") which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness give written notice (the "Claim Notice") of such Claim to the Indemnifying Party, with a copy to the Escrow Agent, if applicable, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible. If the Indemnifying Party does not notify in writing the Indemnified Party within thirty (30) days after the date of delivery of the Claim Notice that the Indemnifying Party disputes such Claim, with a statement in reasonable detail (to enable the Indemnified Party to understand the nature of the dispute) of the basis of such position (a "Notice of Objection"), a copy of which is delivered to the Escrow Agent, if applicable, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case a Notice of Objection is delivered to the Indemnified Party in accordance with this Section 4.7(d)(i), the Indemnified Party shall respond in a written statement to the Notice of Objection within thirty (30) days and, for sixty (60) days thereafter, the parties shall attempt in good faith to resolve such dispute (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties). If the parties do not resolve the dispute within such sixty (60) day period, either party may demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until the amount is ascertained or both parties agree to arbitration. Any arbitration under this Section 4.7(d) shall be conducted in accordance with Section 7.6.

                           (ii)     (A) In the  event  that any  Claim for which
the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party (a "Third Party Claim"), the Indemnified Party shall promptly deliver a Claim Notice to the Indemnifying Party. The Indemnifying Party shall have thirty (30) days from the date of delivery of the Claim Notice to notify the Indemnified Party (I) whether the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to the Third Party Claim, and, if so, the basis for such a dispute, and
(II) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against the Third Party Claim, provided that the Indemnified Party, at the sole cost and expense, is hereby authorized (but not obligated) to file any motion, answer or other pleading and to take any other reasonable action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests.

                                    (B)  If the  Indemnifying  Party  elects  to
defend the Indemnified Party against such Third Party Claim by appropriate proceedings, then, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any Third Party Claim (in whole or in part) if such Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party Claim, whether by failure of the Indemnifying Party to give the Indemnified Party timely notice as provided herein or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against such Third Party Claim in the Indemnified Party's reasonable discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party or the Escrow Fund, as provided in Section 4.7(e), the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto.

                                    (C)  If  at  any  time,  in  the  reasonable
opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any Third Party Claim seeks material prospective relief which could have an adverse effect on any Indemnified Party or the TG Business, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

                           (iii) The  Indemnified  Party shall  cooperate  fully
with the Indemnifying Party to defend Third Party Claims as reasonably requested by the Indemnifying Party by, for example, making relevant employees reasonably available and providing reasonable access to documents and information during normal business hours and with prior notification.

                           (iv) Subject to Section 4.7(c),  nothing herein shall
be deemed to prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a Claim hereunder, for potential or contingent Damages; provided, however, that within thirty (30) days of notifying the Indemnifying Party of such potential or contingent claim, the Indemnified Party delivers to the Indemnifying Party a Claim Notice that sets forth the specific basis for any such Claim.

                           (v) Subject to the provisions of Section 4.7(c),  the
Indemnified  Party's  failure to give  reasonably  prompt  notice as required by
Section 4.7(d) of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the

Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

                           (vi) In the event of any  inconsistency  between  the
procedures  set forth in this  Section  4.7(d) and the  procedures  set forth in
Section 4.8 (relating to Taxes), Section 4.8 (relating to Taxes) shall control.

                  (e) Escrow Fund: Appointment of Escrow Agent; Exclusive Remedy. The Company and Buyer hereby agree to the creation of an escrow fund to satisfy the Company's indemnification obligations to the Buyer Indemnified Parties pursuant to the terms of this Section 4.7. The Company shall be deemed to have received and deposited with the Escrow Agent the Escrow Amount and all interest and earnings accruing on the Escrow Amount shall accrue to (and be taxable currently to) Company. The Escrow Amount and all interest and earnings thereon, as increased or decreased from time to time in accordance with the Escrow Agreement (collectively, the "Escrow Fund"), and all claims or demands for payment out of the Escrow Fund shall be governed by the terms of the Escrow Agreement. The Company and Buyer hereby appoint an Escrow Agent to administer the Escrow Fund. The Company and Buyer shall each bear one half of the fees and expenses of the Escrow Agent incurred in connection with the establishment and maintenance of the Escrow Fund. The Parties agree and acknowledge that, notwithstanding any other provision of this Agreement, payments from the Escrow Fund shall be the Buyer Indemnified Parties' sole and exclusive remedy for Damages for which the Company shall be liable under Section 4.7(a), and no Claim may first be made once the balance in the Escrow Fund has fallen to zero, in each case except as set forth in Section 4.7(c)(i).

                  (f) Survival of Representations, Warranties and Covenants. The representations and warranties of the Company shall survive the Closing, shall remain in effect until, and shall (subject to the final sentence of Section 4.7(e)) expire in accordance with, Section 4.7(c)(ii). The representations and warranties of Buyer shall survive the Closing, shall remain in effect until, and shall expire in accordance with, Section 4.7(c)(iii).

                  (g) Calculation of Losses. The amount of any Damages for which indemnification is provided under this Section 4.7 or Sections 4.8(b) or (c) shall be net of any amounts actually recovered by the Indemnified Party under insurance policies with respect to such Damages and shall be (i) increased to take account of any net Tax cost incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and
(ii) reduced to take account of any net Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Damages, in each case calculated at the time of payment, using the characterization described below and assuming that all income and deductions bear (or relieve) Tax at an effective corporate rate based on the maximum marginal Federal rate and a state rate of 7.0%, taking into account the deductibility (if then allowed) of state tax from Federal taxable income. Any indemnity payment under this Section 4.7 or Sections 4.8(b) or (c) shall be treated as an adjustment to the Adjusted Consideration for Tax purposes, or as settlement of an obligation intended to be retained by the Company although paid by Buyer, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Indemnified Party or any of its affiliates causes any such payment not to be treated as an adjustment to the Adjusted Consideration for United States Federal income tax purposes. If any Tax Agency asserts in writing during the examination of any Return of Buyer or the Company that any indemnity payment should be characterized other than as provided in this Section 4.7(g), the Party that receives the proposed recharacterization (the "Affected Party") shall promptly notify the other Party (the "Consulted Party") in writing, with a copy of the proposed recharacterization. The Affected Party may control any proceedings involving the proposed recharacterization but (1) shall resist, in good faith and by appropriate proceedings, the proposed recharacterization, (2) shall provide the Consulted Party with copies of the portions of all communications from the relevant Tax Agency and all proposed filings and submissions regarding the proposed recharacterization, (3) shall consult with the Consulted Party regarding the conduct of the contest, and (4) shall not settle or concede the proposed recharacterization without the consent of the Consulted Party. If the Affected Party materially breaches its obligations under the preceding sentence, the Consulted Party may, in computing the amount of any indemnity payable to the Affected Party, continue to treat its indemnity payments as an adjustment to the Adjusted Consideration and not as provided in any final determination made with respect to the Affected Party.

         SECTION 4.8 Tax Matters. The Company and Buyer hereby covenant and agree with respect to certain Tax matters as follows:

                  (a) Tax Treatment and Allocations. Within sixty 60 days after the date of this Agreement, Buyer shall provide to the Company a schedule setting forth the proposed allocation (the "Preliminary Allocation Schedule") of the Estimated Consideration to and among the Included Assets, such Preliminary Allocation Schedule to be adjusted following the Closing Date to reflect events occurring between the date of this Agreement and the Closing Date with a final version thereof (the "Updated Allocation Schedule") to be prepared by Buyer within 35 days after the Closing Date. Such allocations shall be made in accordance with Section 1060 of the Tax Code and any applicable Treasury Regulations and shall also reflect an appropriate allocation to Included Assets subject to sales or other transfer taxes. The Company shall be deemed to have accepted the Updated Allocation Schedule, and it shall be deemed final, unless the Company provides written notice of disagreement to Buyer within thirty (30) days of receipt of the Updated Allocation Schedule (the "Disagreement Notice"). If the Company provides a Disagreement Notice, the Parties shall negotiate in good faith to resolve the differences.

If the disagreements are not resolved within thirty (30) days of Buyer's receipt of the Disagreement Notice, Buyer shall engage a national independent accounting firm (the "Accountant") reasonably acceptable to the Company to resolve the difference. The Accountant will be requested to resolve the dispute and determine the correct allocation in accord with Section 1060 of the Tax Code and, within thirty (30) days of engagement, to issue its report in writing to Buyer and the Company (the "Accountant Report"). One half of the fees of the Accountant shall be borne by the Company and one half of such fees shall be borne by Buyer. Neither Party shall take a position on any Return, before any Tax Agency or in any judicial proceeding that is inconsistent with the Updated Allocation Schedule, if final, or the Accountant Report, except as required by law.

                  (b) Returns. The Company shall prepare and file (or cause to be prepared and filed) on a timely basis (to the extent not filed on or before the date of this Agreement) all Returns for all taxable periods ending on or before the Closing Date, shall (subject to Section 4.8(i)) pay all Taxes shown to be due on such Returns, and shall indemnify and hold Buyer harmless against, from and in respect of (i) all Taxes of the Company attributable to the Included Assets or the operation of the TG Business (the "TG Taxes") for all taxable periods (or any portion thereof) which end on or before the Closing Date (except to the extent such TG Taxes have been included in the Adjusted Closing Date Balance Sheet); (ii) all TG Taxes for any taxable period or periods for all members of any affiliated, consolidated, combined or unitary group of which the Company is or has been a member prior to the Closing Date; and (iii) with respect to any taxable period commencing before the Closing Date and ending after the Closing Date (a "Straddle Period"), all TG Taxes attributable to the portion of the Straddle Period prior to and including the Closing Date (the "Pre-Closing Period") (except to the extent such TG Taxes have been included in the Adjusted Closing Date Balance Sheet). For purposes of this Agreement, the portion of any Tax which is the subject of this Section 4.8 that is attributable to the Pre-Closing Period shall be (i) in the case of a Tax (including any property or ad valorem Tax) that is not based on net income, gross income, premiums or gross receipts, the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period, and the denominator of which is the total number of days in such Straddle Period, and (ii) in the case of a Tax which is the subject of this Section 4.8 that is based on any of net income, gross income, premiums or gross receipts, the Tax that would be due with respect to the Pre-Closing Period if such Pre-Closing Period were a separate taxable period, except that exemptions, allowances, deductions or credits that are calculated on an annual basis (such as the deduction for depreciation or capital allowances) shall be apportioned on a per diem basis. For purposes hereof, all Taxes which are the subject of this Section 4.8 arising from the Sale Transaction, except as set forth in Section 4.8(i), shall be deemed to be Taxes attributable to the Pre-Closing Period and shall be the responsibility of Company.

                  (c) Indemnity; Liability for Taxes. Buyer shall prepare and file (or cause to be prepared and filed) on a timely basis all Returns for all taxable periods beginning after the Closing Date, shall, subject to Sections 4.8(d) through (f), pay all Taxes shown to be due on such Returns, and shall indemnify and hold the Company harmless against, from and in respect of all TG Taxes (i) for any taxable year or period commencing after the Closing Date, and
(ii) for any Straddle Period, other than Taxes attributable to the Pre-Closing Period. The principles of the first sentence of Section 4.7(g) shall apply to any indemnification payment by either Party to the other under this Section 4.8.

                  (d) Refunds and Credits. All refunds or credits of TG Taxes for or attributable to taxable years or periods ending on or before the Closing Date (or the Pre-Closing Period, in the case of a Straddle Period) shall be for the account of the Company, except to the extent such refund or credit is included in the Adjusted Closing Date Balance Sheet. Following the Closing, Buyer shall forward (or cause to be forwarded) to the Company any such refunds or credits due to the Company pursuant to this Section 4.8 and the Company shall forward (or cause to be forwarded) to Buyer all refunds or credits due to Buyer pursuant to this Section 4.8, in each case in accordance with the provisions of
Section 4.8(f).

                  (e) Procedures Regarding Tax Changes.

                           (i) If an  audit  examination  of any  Return  of the
Company for any taxable period ending on or before the Closing Date shall result (by settlement or otherwise) in any adjustment the effect of which is to increase deductions, losses or tax credits or decrease income, gains, premiums, revenues or recapture of Tax credits ("Changes") reflected on a Return of Buyer for any taxable period ending after the Closing Date, the Company shall notify Buyer and provide it with all necessary information so that it can reflect on the appropriate Return any appropriate Changes. If, as a result of such Changes, Buyer or its subsidiaries enjoy a net Tax benefit (taking into account all Tax effects) from an increase in deductions, losses or tax credits and/or a decrease in income, gains, premiums, revenues or recapture of tax credits ("Buyer Tax Benefits") for taxable periods ending after the Closing Date, Buyer shall pay to Company the amount of such Buyer Tax Benefit within thirty (30) days of when such Buyer Tax Benefits were actually realized by Buyer in accordance with
Section 4.8(f).

                           (ii) If an audit  examination  of any Tax  Return  of
Buyer or its subsidiaries for taxable period ending after the Closing Date shall result (by settlement or otherwise) in any Change reflected on a Return of the Company or its subsidiaries for any taxable periods ending on or before the Closing Date, Buyer shall notify the Company and provide it with all the necessary information so that the Company can reflect any appropriate Changes on its Return. If, as a result of such Changes, the Company or its subsidiaries enjoy a net Tax benefit (taking into account all Tax effects) from an increase in deductions, losses or tax credits and/or a decrease in the income, gains, premiums, revenues, or recapture of tax credits the ("Company Tax Benefits") for taxable periods ending on or before the Closing Date, the Company shall pay to Buyer the amount of such Company Tax Benefits within thirty (30) days of when such Company Tax Benefits are actually realized by the Company or its subsidiary, in accordance with Section 4.8(f).

                  (f) Timing of Tax Benefit Payments. Any payments or refunds or credits for Taxes, or any payment of Buyer Tax Benefits or Company Tax Benefits, that are required to be paid under this Agreement shall be made within thirty
(30) business days of receipt of any refund or thirty (30) business days of the actual realization of any tax benefit, as the case may be.

                  (g) Termination of Tax Sharing Agreements. The Company hereby agrees that, except for this Agreement, there are no, and as of the Closing there will be no, obligations of the Company relating to the TG Business pursuant to any tax sharing agreement or any similar arrangement, and any further obligations that might otherwise have existed thereunder shall be extinguished as of the Closing.

                  (h) Conduct of Audits or other Procedural Matters. Each Party shall, at its own expense, control any audit or examination by any Tax Agency, and have the right to initiate any claim for refund or amended Returns and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes (the "Proceedings") for any taxable period for which that Party is charged with payment or indemnification responsibility under this Agreement. Each Party shall promptly forward to the other all written notifications and other written communications including, if applicable, the original envelope showing any postmark, for any Tax Agency received by such Party or its affiliates relating to any liability for Taxes for any taxable period for which such other Party or any of its affiliates is charged with sole payment or indemnification responsibility under this Agreement and each Indemnifying Party shall promptly notify, and consult with, each Indemnified Party to any action it proposes to take with respect to any liability for Taxes for which it is required to indemnify the other Party and shall not enter into any closing agreement or final settlement with any Tax Agency with respect to any such liability without the written consent of the Indemnified Parties, which consent shall not be unreasonably withheld. In the case of any Proceedings relating to a Straddle Period, Buyer shall control such Proceedings and shall consult in good faith with the Company as to the conduct of such Proceedings. The Company shall reimburse Buyer for such portion of the costs, including legal costs, of conducting such Proceedings as is represented by the portion of the Tax with respect to such Straddle Period for which the Company is liable pursuant to this Agreement. Each Party shall, at the request and expense of the other, execute or cause to be executed any powers of attorney or other documents reasonably requested by such requesting Party to enable it to take any and all actions the requesting Party reasonably requires with respect to any

Proceedings which the requesting Party controls. The failure by a Party to provide timely notice under this Section 4.8(h) shall relieve the other Party from its obligations under this Section 4.8 with respect to the subject matter of any notification not timely forwarded, but only to the extent the other Party has suffered a loss or other economic detriment because of such failure to provide notification in a timely fashion.

                  (i) Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, including this Section 4.8, all transfer, documentary, sales, use, stamp, registration, and other such Taxes incurred in connection with the transactions contemplated by this Agreement shall be paid by Buyer when due, with 50% of such payment to be deducted from the Estimated Consideration. Buyer and the Company shall cooperate in the filing of all necessary Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes.

         SECTION 4.9 Change of Name; Use of Company's Name and Initials As promptly as practicable after the Closing, Buyer shall take any and all actions necessary to (i) remove the Company's name from the name in which the TG Business is conducted, (ii) remove or cause to be removed all references to the Company at the sites where the TG Business is conducted, and, (iii) except to the extent expressly permitted by the next sentence, cease using that name, the initials "WJ" and any similar name or initials in its operations or otherwise. Effective as of the Closing, the Company hereby grants Buyer and its affiliates a royalty-free world wide perpetual license to use the Company's name and the initials "WJ" in the names of products and related services and manuals currently being commercialized in the TG Business. Buyer acknowledges that the sole ownership such name and initials remains with Company. Buyer agrees that it shall do nothing inconsistent with such ownership. Buyer shall comply with all reasonable requests of the Company or any successor in interest (by merger or otherwise) to the Company in connection with Buyer's use of such name and initials. Buyer's use of such name and initials shall reasonably conform with the standards practiced by the Company in the past.

         SECTION 4.10 Further Action; Reasonable Commercial Efforts. Upon the terms and subject to the conditions of this Agreement, each Party shall use its reasonable commercial efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to (i) cooperating in the preparation and filing of the Proxy Statement, and any amendments thereto, (ii) using its reasonable commercial efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and third parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Sale Transaction; and (iii) cooperating to effect the novation of each Government Contract and Bid which (as set forth in Schedule 3.1(f)) is required to be novated in accordance with all applicable governmental rules, regulations and requests, provided, however, that the Company shall not be released from any obligations to the Buyer expressly provided for in this Agreement solely by reason of such novation and further provided that, following the Closing, the Company's obligation with respect to the process of continuing to seek such novations shall be to assist Buyer, which shall be primarily responsible for pursuing such novations, to the extent that Buyer reasonable requests such assistance. To the extent practicable in the circumstances and subject to applicable laws, each Party shall provide the other with the opportunity to review any information relating to such Party, or any of its subsidiaries, which appears in any filing made with, or written materials submitted to, any Governmental Entity or any non-governmental person in connection with obtaining the Requisite Governmental Approvals and the Requisite Non-Governmental Approvals (as such latter term is defined in Section 5.1(h)). In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each Party shall use their reasonable commercial efforts to take all such necessary action.

         SECTION 4.11 Notification of Certain Matters. The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (ii) any failure of the Company or Buyer, as the case may be, to comply with or satisfy in any material respect any covenant or agreement to be complied with, or condition to be satisfied, by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.11 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

         SECTION 4.12 Public Announcements. Each Party shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange or quotation system.

         SECTION 4.13 Employee Transition.

                  (a) Prior to the Closing, the Company shall use its reasonable commercial efforts to assist Buyer in hiring the services of those TG Employees and consultants of the TG Business identified by Buyer; provided, however, that the Company shall not be required to offer any TG Employees additional monetary or other inducements to achieve that end beyond those in place on the day of this Agreement, all of which shall be borne by the Company. Buyer has informed the Company that it intends to give appropriate consideration to the employment of the TG Employees by Buyer but nothing herein shall be construed as requiring Buyer to continue the employment of any specific TG Employee or to maintain any particular TG Plan.

                  (b) Prior to the Closing, the Company shall deliver to Buyer a schedule setting forth, with respect to all TG Employees (to the extent permitted by applicable law), their respective employment arrangements and entitlements, including their respective annual salaries or hourly rates, start dates, positions, benefits and severance or reduction-in-force entitlements under the TG Plans.

                  (c) Subject to any contrary provision in Schedule 1.3, as to those persons who are TG Employees immediately before the Closing or were TG Employees at any previous time, all payments and other benefits due to them (and their beneficiaries and dependents) in respect of their employment by the Company before the Closing, as well as for any severance, termination or reduction-in-force payment payable directly as a result of the consummation of the Sale Transaction, shall be for the account of the Company and the Company shall indemnify Buyer and hold Buyer harmless against, from and in respect of the costs of such payments and benefits and shall retain sponsorship and liability with respect to all TG Plans.

         SECTION 4.14 Covenant Not To Compete.

                  (a) For a period of three (3) years from the Closing Date, neither the Company nor any of its affiliates that is a corporation or other juridical entity shall directly or indirectly: (i) directly, or indirectly through any employee or affiliate, manage or control any entity in, or conduct, a business that would, determined as of the Closing Date, be competitive with the TG Business in any territory worldwide (a "Competitive Business"), provided, however, that the foregoing prohibition of this clause (i) shall not apply to any other person which, having acquired control of the Company, (1) continues (either directly or through any affiliate) in any Competitive Business in which it was (directly or through any subsidiary) engaged prior to such acquisition, or (2) develops any Competitive Business independently so long as, in any such case, such person does not use the assets or properties (including the Intellectual Property) of the TG Business or any TG Employee to participate in or assist (directly or indirectly) the conduct or development of Competitive Business, or (3) in the case of any present or future affiliate of the Company, such affiliate exercises the rights held by it on the date of this Agreement under any License Agreement included in Schedule 3.1(v); (ii) solicit any of the TG Employees for purposes of obtaining their services, or hire any TG Employee unless such TG Employee is not on the date of hire, and has not been for a period of three months prior to the date of hire, a TG Employee, provided, however, that, the foregoing prohibition of this clause (ii) shall not prohibit the Company from placing advertisements in general circulation publications for employment opportunities, which shall not be deemed a direct or indirect solicitation of the TG Employees; or (iii) solicit any customer of the TG Business to become a customer of any Competitive Business. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 4.14 is invalid or unenforceable, the parties hereto agree that, without limiting the generality of Section 7.3, the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Section 4.14 shall be enforceable as so modified.

                  (b) The Company acknowledges that Buyer would be irreparably harmed by any breach of Section 4.14(a) and that there would be no adequate remedy at law or in damages to compensate Buyer for such breach. The Company agrees that, in the event of any such breach, Buyer shall be entitled to injunctive relief requiring specific performance by the Company of the breached provisions of Section 4.14(a) and the Company consents to the entry thereof.

         SECTION 4.15. U.S. WARN Act. The Company agrees to provide any required notice under the Worker Adjustment and Retraining Notification Act ("WARN") and any other applicable law and to otherwise comply with any such statute with respect to any "plant closing" or "mass layoff" (as defined in WARN) or similar event affecting employees and occurring on or after the Closing or arising as a result of the transactions contemplated hereby.


                                    ARTICLE V

                              CONDITIONS TO CLOSING

         SECTION 5.1 Conditions to Obligation of Each Party to Effect the Sale Transaction. The respective obligations of each Party to effect the Sale Transaction shall be subject to the satisfaction or (to the extent permitted by applicable law) waiver, at or prior to the Closing, of the following conditions:

                  (a) This Agreement and the Sale Transaction shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon;

                  (b) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition making the consummation of the Sale Transaction unlawful shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending;

                  (c) There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Sale Transaction, which makes the consummation of the Sale Transaction illegal;

                  (d) Under the Federal rules and regulations relating to the National Industrial Security Program, and in the form of approvals and agreements prescribed by the U.S. Department of Defense (the "DOD"), clearance shall have been obtained from the DOD for Buyer to own and operate those portions of the TG Business that are governed by such Program, such clearance being either unconditional or subject only to such conditions as are customarily imposed under such Program and are not, in Buyer's reasonable judgment, materially burdensome to Buyer;

                  (e) The waiting period applicable to the Sale Transaction under the HSR Act shall have expired or been terminated without any objection by the Antitrust Authorities to the consummation of the Sale Transaction;

                  (f) The period of time for any applicable review process by CFIUS relating to the determination of any threat to national security in respect of the Sale Transaction under the Exon-Florio Act shall have expired, and CFIUS shall not have taken any action or made any recommendation to the President of the United States to block or prevent consummation of the Sale Transaction; and

                  (g) All Requisite Governmental Approvals (including, without limitation, under the Exchange Act but excluding those referred to in Sections 5.2(e) and (f)), other than those the absence of which could not, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect, shall have been obtained or made or shall have occurred, and all conditions, if any, to such Requisite Governmental Approvals shall have been satisfied and all such Requisite Governmental Approvals shall be in full force and effect (it being agreed and understood that the novation referred to in Section 4.10(iii) may not be obtained from the U.S. Government until after the Closing).

         SECTION 5.2 Conditions to Obligations of Buyer. The obligation of Buyer to effect the Sale Transaction is subject to the satisfaction of all the following conditions except to the extent lawfully waived by Buyer:

                  (a) The representations and warranties of Company set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except for those representations and warranties made only as of a specified date) as of the Closing Date as though made on and as of the Closing Date, and Buyer shall have received a certificate signed on behalf of Company by its Chief Executive Officer and by its Chief

Financial Officer to such effect; provided, however, that the representation and warranty contained in Section 3.1(k) need be true and correct as of the Closing Date only with respect to an updated Schedule 3.1(k) delivered at the Closing and, in connection with such updated Schedule 3.1(k), Section 3.1(k) shall be deemed (notwithstanding any contrary provision thereof) to be a representation and warranty that the statements made therein are true and correct except insofar as their failure to be true and correct as of the Closing Date could not, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect;

                  (b) The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date with such exceptions (except that no exceptions shall be permitted to the Company's obligations under Section 1.6) as, either individually or in the aggregate, have not constituted, and could not reasonably be expected to have, a TG Business Material Adverse Effect, and Buyer shall have received a certificate signed on behalf of Company by its Chief Executive Officer and by its Chief Financial Officer to such effect;

                  (c) Prior to the Closing, all intercompany payables on the books of the Company relating to the TG Business shall have been paid or canceled;

                  (d) The Escrow Agent and the Company shall have executed the Escrow Agreement;

                  (e) The Company shall, as required by Section 1.6(i), have (i) delivered to the Title Company the Title Affidavit, (ii) obtained and furnished to Buyer, for the benefit of Buyer, the Title Policy, and (iii) delivered to Buyer the Survey, re-dated and certified to Buyer;

                  (f) A cross license agreement substantially in the form attached hereto as Exhibit B (the "Cross License Agreement") shall have been executed by the Company;

                  (g) All of the deliveries required to be made by the Company under Section 2.2 shall have been tendered to Buyer; and

                  (h) All consents, approvals, authorizations or permits of, actions by, notifications to, or waiting periods imposed by, any contract, agreement or arrangement between either the Company or Buyer, on the one hand, and any other person (except a Governmental Entity), on the other hand, which are necessary for the consummation of the Sale Transaction (all such consents, approvals, authorizations, permits, actions and notifications, and the expiration of all such waiting periods, being referred to as the "Requisite Non-Governmental Approvals"), other than those the absence of which could not, individually or in the aggregate, reasonably be expected to have a TG Business Material Adverse Effect, shall have been obtained or made or shall have occurred, all conditions, if any, to such Requisite Non-Governmental Approvals shall have been satisfied and all of such Requisite Non-Governmental Approvals shall be in full force and effect.

         SECTION 5.3 Conditions to Obligations of the Company. The obligation of Company to effect the Sale Transaction is subject to the satisfaction of all the following conditions except to the extent lawfully waived by the Company:

                  (a) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except for those representations and warranties made only as of a specified date) as of the Closing Date as though made on or as of the Closing Date, and the Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer of Buyer and by the Chief Financial Officer of Buyer to such effect;

                  (b) Buyer shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, with such exceptions as, either individually or in the aggregate, have not constituted, and could not reasonably be expected to have, a Buyer Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Buyer by its Chief Executive Officer and by its Chief Financial Officer to such effect;

                  (c) The Escrow Agent and Buyer shall have executed and delivered the Escrow Agreement;

                  (d) The Cross License Agreement shall have been executed by Buyer; and

                  (e) All other  deliveries  required  to be made by Buyer under
Section 2.3 shall have been tendered to the Company.


                                   ARTICLE VI

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 6.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing, either before or after approval thereof by the shareholders of the
Company:

                  (a) by mutual written consent of Buyer and the Company;

                  (b) by Buyer, upon any breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement where such breach: (i) would prevent, either individually or in the aggregate with all such other breaches, the satisfaction of the condition set forth in Section 5.2(a) or (b) and either (1) cannot be cured prior to the Terminal Date, or (2) has not been cured within thirty (30) days after the date on which written notice of such breach, specifying in reasonable detail the nature of such breach, was given by Buyer to the Company; or (ii) was a violation of Section 4.6;

                  (c) by the Company, upon any breach of any representation, warranty or agreement of Buyer set forth in this Agreement that, either individually or in the aggregate, would prevent the satisfaction of the condition set forth in Section 5.3(a) or (b), if either (i) such breach cannot be cured prior to the Terminal Date, or (ii) has not been cured within thirty
(30) days after the date on which written notice of such breach is given by the Company to Buyer specifying in reasonable detail the nature of such breach;

                  (d) by either Buyer or the Company, if any permanent injunction or action by any Governmental Entity preventing the consummation of the Sale Transaction shall have become final and nonappealable; provided however, that such right of termination shall not be available to either Party if such Party shall have failed to make reasonable efforts to prevent or contest the imposition of such injunction or action and such failure materially contributed to such imposition;

                  (e) by either Buyer or the Company, if (other than due to the willful failure of the Party seeking to terminate this Agreement to perform its obligations hereunder which are required to be performed at or prior to the Closing) the Closing shall not have occurred on or prior to January 14, 2000, unless extended in writing by Buyer and Company (such date, or any date to which it is so extended, being referred to as the "Terminal Date");

                  (f) by either Buyer or the Company, if (i) the vote of the shareholders of the Company on a motion to adopt and approve this Agreement and the Sale Transaction has been taken at the Shareholders Meeting or any postponement or adjournment thereof and (ii) the vote in favor of such adoption and approval was not sufficient, under the California Code and the Articles of Incorporation of the Company, to cause such motion to pass; or

                  (g) by Buyer, if (i) the Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Sale
Transaction in any manner which is adverse to Buyer, or shall have adopted a resolution to do the foregoing, or (ii) a tender offer or exchange offer for 25% or more of the outstanding shares of the Company Common Stock is commenced (other than by Buyer or any of its subsidiaries or affiliates), the terms of which offer do not expressly contemplate and permit the consummation of the Sale Transaction, and the Board recommends that the shareholders of the Company tender their shares in such offer or otherwise fails to recommend that such shareholders reject such offer within ten (10) business days of the commencement thereof.

         SECTION 6.2 Fees and Expenses.

                  (a) Subject to Section 6.2(c), the Company shall pay Buyer a termination fee of $2,000,000 (the "Termination Fee") either: (i) within one business day following the termination of this Agreement by Buyer pursuant to
Section 6.1(g); or (ii) upon the execution of any definitive agreement between the Company and any third party providing for the sale of the TG Business (directly or through an acquisition of the Company as an entirety) where (1) such definitive agreement is executed within 275 days from (and including) the date on which this Agreement was terminated by either Buyer or the Company under
Section 6.1(f), (2) at the time at which the vote was taken at the Shareholders Meeting on the motion referred to in Section 6.1(f) there was pending, and had not been withdrawn, a publicly announced offer of the kind referred to in
Section 4.6(c), and (3) the Board had not withdrawn, modified or changed its approval or recommendation of this Agreement and the Sale Transaction, so as to entitle Buyer to terminate this Agreement under Section 6.1(g), by the time such vote was taken.

                  (b) Except as set forth in Sections 6.2(a) and 6.2(c), all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such costs and expenses, whether or not the Sale Transaction is consummated.

                  (c) The Company acknowledges that a violation of Section 4.6 may inflict on Buyer damages which are substantial but difficult to quantify. Accordingly, the Company agrees that if Buyer terminates this Agreement under
Section 6.1(b)(ii), Buyer shall be entitled to recover, as liquidated damages and in lieu of any and all other damages or other relief for the applicable violation of Section 4.6, the sum of $4,000,000 plus the fees, costs and expenses reasonably incurred by Buyer in connection with the negotiation, execution and performance of this Agreement; provided, however, that under any circumstances in which the Termination Fee and the liquidated damages provided for in this Section 6.2(c) would otherwise both be payable as a result of such termination, the liquidated damages provided for in this Section 6.2(c) shall be Buyer's sole entitlement and remedy, and the Termination Fee shall not be payable.

         SECTION 6.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of either Party except that the provisions of Section 4.5(b), Section 6.2 and all of Article VII shall survive such termination indefinitely (or to such earlier date as may be specified by the terms of such provision); provided, however, that nothing herein shall relieve any Party from liability for any willful and material breach hereof; and provided further, that any action that the Board takes in compliance with

Sections 4.2(c) or 4.6(c) shall not constitute a willful and material breach of this Agreement by the Company.

         SECTION 6.4 Amendment. This Agreement may be amended by the Parties by action taken by the Board and the Board of Directors of Buyer at any time prior to the Closing; provided, however, that, after approval of this Agreement by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration to be received. This Agreement may not be amended except by an instrument in writing signed by the Parties.

         SECTION 6.5 Waiver. At any time prior to the Closing,  either Party may
(a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.


                                   ARTICLE VII

                               GENERAL PROVISIONS

         SECTION 7.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt or, in the case of notice by registered or certified mail, five (5) business days after deposit with the United States Postal Service) by delivery in person, by cable, facsimile, telecopy transmission, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective Party at the following address (or at such other address for a Party as shall be specified by like notice):

                           (i)     if to Buyer or its permitted assignee(s), to:
                                   Tracor, Inc.
                                   c/o Marconi North America, Inc.
                                   1601 Research Boulevard
                                   Rockville, MD 20850-3173
                                   Attention: Earle Munns, Esq.
                                   Vice President and Associate General Counsel
                                   Facsimile: 301-838-6942

                                   with a copy to:

                                   Cravath, Swaine & Moore
                                   Worldwide Plaza
                                   825 Eighth Avenue
                                   New York, New York 10019-7475

                                   Attention: Melvin Bedrick, Esq.
                                   Facsimile: 212-474-3700; and

                           (ii)    if to the Company, to:

                                   Watkins-Johnson Company
                                   3333 Hillview Avenue
                                   Palo Alto, CA 94304-1223
                                   Attention: Chief Financial Officer
                                   Facsimile: 650-813-2323

                                   with a copy to:

                                   Heller Ehrman White & McAuliffe
                                   525 University Avenue
                                   Palo Alto, CA  94301-1900
                                   Attention:  Henry Lesser, Esq.
                                   Facsimile:  650-324-0638


         SECTION 7.2 Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person;

                  (b) "business day" means any day other than a Saturday, Sunday or other day on which commercial banks in Palo Alto, California are required or permitted to be closed;

                  (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                  (d) "knowledge" means the actual subjective knowledge, without independent inquiry or verification, of (i) in the case of the Company, any of the individuals identified on Schedule 7.2(d)(i); and (ii) in the case of Buyer, any of the individuals identified in Schedule 7.2(d)(ii);

                  (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

                  (f) "subsidiary" or "subsidiaries" of either Party or other person means any corporation, partnership, joint venture or other legal entity of which the Company or Buyer or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         SECTION 7.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         SECTION 7.4 Entire Agreement; Assignment. This Agreement, together with its Exhibits and Schedules, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Parties, with respect to the subject matter hereof, except the Confidentiality Agreement, which shall continue in effect in accordance with its terms. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and assigns. This Agreement shall not be assigned by operation of law or otherwise; provided, however, that: (a) Buyer may assign all or any of its respective rights and obligations hereunder to any direct subsidiary or subsidiaries of Buyer headquartered in the continental United States or to its direct parent company, Marconi or any direct subsidiary or subsidiaries thereof other than Buyer headquartered in the continental United States provided such assignee undertakes to the Company in writing, at the time of such assignment, to be bound by all of Buyer's obligations under this Agreement and confirms to the Company in writing (i) with respect to itself, all of Buyer's representations and warranties made in this Agreement as if references therein to Buyer were references to such assignee, and (ii) that all Company Disclosure Schedules and all other schedules and documents delivered by the Company to Buyer under this Agreement or the Original Agreement prior to such assignment shall be deemed to have been delivered to such assignee, but no such assignment shall relieve the Buyer of its obligations hereunder; and (b) if the Company is a party to a merger transaction in which the Company is not the surviving corporation, the Company's rights and obligations shall be assigned to, and assumed by, such surviving corporation.

         SECTION 7.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided however, that each Indemnified Party is intended to be a third party beneficiary of, and have the individual right to seek compliance with, Section 4.7.

         SECTION 7.6 Applicable Law; Arbitration. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to the conflict of law rules thereof. Except as otherwise provided in this Agreement, any claim or dispute arising out of or relating to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration in San Francisco, California, under the rules of the American Arbitration Association ("AAA") then in effect by a single arbitrator mutually agreeable to the Company and Buyer. In the event that within thirty
(30) days after submission of any dispute to arbitration, the Company and Buyer do not mutually agree on a single arbitrator, the Company, on the one hand, and Buyer, on the other hand, shall each select one arbitrator and the AAA shall select a third arbitrator. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a dispute. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrator(s) may award to the prevailing Party, if any, as determined by the arbitrator(s) all of its costs and fees, including AAA administrative fees, arbitrator fees, attorneys' fees, expert fees, witness fees, travel expenses and out of pocket expenses (including such expenses as copying, telephone, facsimile, postage and courier fees). The Parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief as necessary without breach of this arbitration provision without any abridgment of the powers of the arbitrator(s). The Parties agree that, the provisions of applicable law notwithstanding, they will not request and the arbitrator(s) shall have no authority to award punitive or exemplary damages against any party.

         SECTION  7.7  Headings;   Definitional   Cross-Reference   Sheet.   The
descriptive headings contained in this Agreement, and the Definitional Cross-Reference Sheet that precedes this Agreement, are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 7.8 Counterparts. This Agreement may be executed in one or more counterparts, and by each of the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, Buyer and Company have caused this Amended and Restated Purchase Agreement to be executed by their respective officers thereunto duly authorized, all as of September 27, 1999, with the intent that such execution be effective as of the date of the Original Agreement above.


                                             TRACOR, INC.

                                             By: /s/   Mark H. Ronald
                                             Name: Mark H. Ronald
                                             Title: President


                                             WATKINS-JOHNSON COMPANY

                                             By: /s/  W. Keith Kennedy
                                             Name: W. Keith Kennedy
                                             Title: President and CEO

                  ASSIGNMENT OF BUYER'S RIGHTS AND OBLIGATIONS

         Pursuant to and in accordance with Section 7.4 of the foregoing Amended and Restated Purchase Agreement (the "Agreement," all capitalized and non-capitalized terms used in this Assignment of Buyer's Rights having the meanings given to them in the Agreement):

1. Buyer hereby assigns all of its respective rights and obligations under the Agreement to MAESI and acknowledges that such assignment shall not relieve Buyer of its obligations under the Agreement.

2. MAESI hereby agrees to be bound by all of Buyer's obligations under this Agreement and confirms to the Company: (i) with respect to MAESI, all of Buyer's representations and warranties included in the Agreement as if the references therein to Buyer were references to MAESI; and (ii) that all Company Disclosure Schedules and other schedules and documents delivered by the Company to Buyer under the Original Agreement prior to the foregoing assignment shall be deemed to have been delivered to MAESI.

         IN WITNESS WHEREOF, Buyer and MAESI have caused this Assignment of Buyer's Rights and Obligations to be executed by the respective officers thereto duly authorized, all as of September 27, 1999.


                                                   MARCONI AEROSPACE
TRACOR, INC.                                       ELECTRONIC SYSTEMS INC.

By: /s/ Mark H. Ronald                             By: /s/ John A. Currier
    -------------------------                          -------------------------
Name: Mark H. Ronald                               Name: John A. Currier
      -----------------------                            -----------------------
Title: President                                   Title: Vice President


         The undersigned hereby acknowledges the foregoing Assignment of Buyer's Rights and Obligations under Section 7.4 of the Amended and Restated Purchase Agreement referred to therein.


                                                     WATKINS-JOHNSON COMPANY

                                                     By: /s/ W. Keith Kennedy
                                                         -----------------------
                                                     Name: W. Keith Kennedy
                                                     Title: President and CEO

                                                                       EXHIBIT A

                            FORM OF ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Escrow Agreement") is made and entered into as of _________________ ___, _____, by and among MARCONI AEROSPACE ELECTRONIC SYSTEMS INC., a Pennsylvania corporation ("Buyer"), WATKINS-JOHNSON COMPANY, a California corporation (the "Company"), and _____________, as escrow agent (the "Escrow Agent").


                                    RECITALS

         A. Tracor, Inc., a Delaware corporation ("Tracor"), and the Company are parties to that certain Amended and Restated Purchase Agreement dated as of August 18, 1999 (the "Purchase Agreement") providing for the acquisition by Tracor of substantially all of the assets of the TG Business from the Company. All terms used herein (whether or not capitalized) to which definitions are assigned by the Purchase Agreement shall have the same meanings herein.

         B. Pursuant to and in accordance with Section 7.4 of the Purchase Agreement, Tracor has assigned all of its rights and obligations under the Purchase Agreement to Buyer by means of an Assignment of Buyer's Rights and Obligations dated as of September ___, 1999;

         C. One of the conditions to the Closing, as set forth in the Purchase Agreement, is the execution and delivery of this Escrow Agreement.

         D. Pursuant to Section 1.7 of the Purchase Agreement, Buyer shall deposit, or shall cause to be deposited, with the Escrow Agent the Escrow Amount of $1,000,000 in cash, to be held in the Escrow Fund hereunder. The Escrow Fund will be used to satisfy certain indemnification obligations of the Company to any Buyer Indemnified Party for Damages as set forth in Section 4.7 of the Purchase Agreement.

         E. This Escrow Agreement sets forth the basis on which the Escrow Agent will receive and hold, and make disbursements from, the Escrow Fund and the duties for which the Escrow Agent will be responsible.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Appointment. Buyer and the Company hereby appoint the Escrow Agent as escrow agent to serve in such capacity, in accordance with the terms and conditions set forth in this Escrow Agreement. The Escrow Agent hereby accepts such appointment.

         2. Purchase Agreement. The Escrow Agent acknowledges receipt of a copy of the Purchase Agreement; provided, however, that, except for reference thereto for definitions of certain words or terms not defined herein, the Escrow Agent is not charged with any duties or responsibilities with respect to the Purchase Agreement.

         3. Escrow Amount; Escrow Fund. On the Closing Date, Buyer shall deposit, or shall cause to be deposited, the Escrow Amount directly with the Escrow Agent, the receipt of which shall be acknowledged to Buyer and the Company, and shall be accepted by the Escrow Agent as escrow agent, and held in the Escrow Fund, hereunder.

         4. Investment.

                  (a) The Escrow Fund shall be invested by the Escrow Agent, without distinction as to principal and income, upon receipt of written instructions in the form attached hereto as Exhibit A executed by one of the officers of Buyer named in Exhibit B hereto and by one of the officers of the Company named in Exhibit C hereto, in one or more of the following investments:
(i) interest bearing open ended or time deposits of any United States bank with assets in excess of U.S. $500,000,000 (including any affiliate of Escrow Agent that meets such capital requirements); or (ii) any other investment vehicle pursuant to the written instructions from Buyer and the Company including, without limitation, money market and other mutual funds offered or advised by Escrow Agent or any of Escrow Agent's affiliates. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to written instructions of Buyer and the Company. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Fund pursuant to Section 5. In effecting any such sale or liquidation, the Escrow Agent may, without inquiry, rely upon written instructions from one of the officers of Buyer named in Exhibit B and one of the officers of the Company named in Exhibit C, or a successor of any such authorized officer, as to which investments to sell or liquidate.

                  (b) The parties to this Escrow Agreement (the "Parties") acknowledge that payment of any interest earned on the this Escrow Amount will be subject to backup withholding penalties unless either a properly completed Internal Revenue Service Form W8 or W9 certification is submitted to the Escrow Agent at the time of execution of this Escrow Agreement.

         5. Claims Upon Escrow Fund.

                  (a) In the event that any Buyer Indemnified Party has a Claim against the Company for which such Buyer Indemnified Party desires to be indemnified as provided in the Purchase Agreement, the Indemnified Party shall notify the Company of such Claim in accordance with Section 4.7 of the Purchase Agreement, with a copy to the Escrow Agent, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). If the Company does not notify in writing the Buyer Indemnified Party within thirty (30) days after the date of delivery of the Claim Notice that the Company disputes such Claim, with a statement in reasonable detail (to enable the Indemnified Party to understand the nature of the dispute) of the basis of such position (a "Notice of Objection"), a copy of which is delivered to the Escrow Agent, the amount of such Claim shall be conclusively deemed indemnifiable from the Escrow Fund, and the Escrow Agent shall deliver to the Buyer Indemnified Party out of the Escrow Fund cash in an amount equal to the Damages as specified in the Claim Notice.

                  (b) In case a Notice of Objection is delivered to the Indemnified Party in accordance with this Section 5, the Indemnified Party shall respond in a written statement to the Notice of Objection within thirty (30) days and, for sixty (60) days thereafter, the parties shall attempt in good faith to resolve such dispute. If the parties should so agree, a memorandum (a "Certificate of Resolution") setting forth such agreement shall be prepared and signed by both parties, and the Escrow Agent shall be entitled to rely on the Certificate of Resolution and distribute cash from the Escrow Fund in accordance with the terms thereof.

                  (c) If the parties do not resolve the dispute within such sixty (60) day period, either party may demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party or is based on an asserted claim by a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration. Any arbitration under this Section 5 shall be conducted in accordance with Section 7.6 of the Purchase Agreement and the decision of the arbitrator(s) shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order (an "Award") determined by the arbitrators. The Escrow Agent shall be entitled to act in accordance with an Award and make or withhold payments out of the Escrow Fund in accordance herewith.

         6. Escrow Provisions.

                  (a) The Escrow Agent may rely, without inquiry or investigation, and shall be protected in acting or refraining from acting, upon any written notice, request, waiver, consent, receipt or other paper or document from any officer of the Company named in Exhibit C or any officer of Buyer named in Exhibit B, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, that the Escrow Agent in good faith believes to be genuine. The Escrow Agent may disregard any and all notices or instructions received from any source, except only (i) such notices or instructions as are specifically provided for in this Escrow Agreement or any other notice signed by the Company and Buyer and (ii) orders or process of any court entered or issued with or without jurisdiction. If from time to time any property held pursuant to this Escrow Agreement becomes subject to any levy, attachment, order, judgment, decree, injunction or other judicial, administrative, or regulatory process ("Order"), the Escrow Agent may comply with any such Order without liability to any person, even though such Order may thereafter be annulled, reversed, modified or vacated.

                  (b) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except for any liability arising from its own gross negligence, willful misconduct or bad faith. In no event shall the Escrow Agent be liable to any person, for punitive, special, indirect or consequential damages of any kind, even if it is advised of the possibility thereof.

                  (c) The Escrow Agent shall be entitled to consult with outside counsel, of its choice with respect to the interpretation of the provisions hereof and any other legal matters relating hereto, and shall be fully protected in taking any action or omitting to take any action in good faith in accordance with the written advice of such outside counsel provided the other parties hereto have been given prior notice of the Escrow Agent's selection of outside counsel and a copy of such written advice.

                  (d) Each of Buyer and the Company agrees to indemnify and hold the Escrow Agent harmless for one-half (1/2) of any and all claims, liabilities, costs, payments and expenses of the Escrow Agent in connection with its performance of its duties hereunder, including without limitation, reasonable fees and expenses of counsel for court actions, or for anything done or omitted by it in the performance of this Escrow Agreement, except as a result of the Escrow Agent's own gross negligence, willful misconduct or bad faith.

                  (e) All evidence of investment of funds in the Escrow Fund (including, but not limited to, savings account passbooks, certificates, notes and other similar items) shall be kept in a place of safekeeping at an office of the Escrow Agent, or with a safe deposit company, including any such safe deposit company owned in whole or in part by the Escrow Agent or by any affiliate of the Escrow Agent. The Escrow Agent shall keep accurate accounts of all income and interest earned by the funds in the Escrow Fund. Within thirty
(30) days after the close of each calendar month, the Escrow Agent shall provide the Company and Buyer statements on deposits and other investments of the Escrow Fund in accord with its usual practices.

                  (f) One half (1/2) of the fees and related expenses of the Escrow Agent for its services hereunder (including fees and expenses of its outside counsel) shall be paid by Buyer and one half (1/2) of such fees and expenses shall be paid by the Company. The Escrow Agent's fees for its duties shall be $__________ per year plus reasonable out-of-pocket costs. Such amounts shall be in addition to other amounts payable by the parties pursuant to Section 6(d) and other provisions hereof.

                  (g) None of the provisions contained in this Escrow Agreement shall require the Escrow Agent to advance or risk its own funds in the performance of its duties herein described.

                  (h) Without limiting the Escrow Agent's rights under any other provision hereof, whenever the Escrow Agent should receive or become aware of any conflicting demands or claims with respect to this Escrow Agreement or the rights of any of the parties hereto or any property held hereunder, the Escrow Agent may without liability refrain from any action until the conflict has been resolved, or alternatively, may tender into the registry or custody of any court which the Escrow Agent determines to have jurisdiction all money or property in its hands under this Escrow Agreement, together with such legal pleadings as it deems appropriate, less a reasonable allowance for its legal fees and expenses, and thereupon be discharged from all further duties and liabilities under this Escrow Agreement. Any inaction or filing of proceedings pursuant to this section shall not deprive the Escrow Agent of its compensation during such inaction or prior filing.

                  (i) Except as and if specifically provided herein concerning investments of cash, the Escrow Agent shall have no liability to pay interest on any money held pursuant to this Escrow Agreement. The Escrow Agent may use its own bond department or any affiliate of Escrow Agent in purchasing or selling securities. The Escrow Agent shall not be liable for any depreciation or change in the value of such documents or securities or any property evidenced thereby or for any losses incurred in liquidating securities or other property to satisfy a distribution request. All distributions provided for hereunder shall be made by the Escrow Agent from the Escrow Fund to the extent thereof, subject to deductions allowed to be made by Escrow Agent as provided elsewhere herein.

                  (j) The Escrow Agent shall not be responsible for any recitals of fact in this Escrow Agreement, or for the sufficiency, form, execution, validity or genuineness of any documents or securities deposited under this Escrow Agreement or for any signature, endorsement or lack of endorsement thereon, or for the accuracy of any description therein, or for the identity, authority or rights to the persons executing or delivering the same or this Escrow Agreement.

                  (k) Although the Escrow Agent may demand specific authorizations (including corporate resolutions, incumbency certificates and the like) or identification from another Party or its representative prior to taking any action hereunder, no such demand shall constitute a waiver or deprive the Escrow Agent of the protections afforded by this Escrow Agreement.

                  (l) The Escrow Agent shall not be responsible for any delays or failure to perform caused by circumstances reasonably beyond its control, including but not limited to: breaches by other parties of their obligations hereunder, delays by messengers or other independent contractors; mechanical or computer failures; malfunctioning or breakdowns in public utilities, securities exchanges; Federal Reserve Banks or securities depositories; interference by governmental units; strikes, lockouts or civil disobedience; fires or other casualties; acts of God or other similar occurrences.

         7. Successor Escrow Agent. The Escrow Agent, or any successor, may resign at any time upon giving written notice to Buyer and the Company at least thirty (30) days before such resignation shall take effect. In addition, Buyer and the Company may terminate the Escrow Agent's appointment as escrow agent upon giving written notice (jointly signed by Buyer and the Company) to the Escrow Agent at least thirty (30) days before such termination shall take effect. If the Escrow Agent shall resign, be terminated or be unable to serve, then it shall be succeeded by such bank or trust company jointly named by Buyer and the Company in such thirty (30) day period, or if no such appointment is made by that time then it shall be succeeded by a bank or trust company appointed by a court of competent jurisdiction upon petition by any of the Escrow Agent, Buyer or the Company (in which action the other parties shall be afforded a reasonable opportunity to participate) to appoint a successor escrow agent, or the Escrow Agent may tender the Escrow Fund into court as provided elsewhere in this Escrow Agreement. The Escrow Agent shall transfer the Escrow Fund to its successor and shall thereupon be discharged from any obligation to perform further services under this Escrow Agreement, and the successor shall thereupon succeed to all of the rights, powers and duties and shall assume all of the obligations of the Escrow Agent originally named in this Escrow Agreement. Notwithstanding any other provision hereof, the respective obligations of Buyer and the Company to the Escrow Agent under Section 6(d) and 6(f) shall survive any resignation or removal of Escrow Agent or any termination of this Escrow Agreement.

         8. Payment of Taxes. The Company shall be treated as the owner of the Escrow Fund for all Tax purposes while and to the extent that the Escrow Fund is held by the Escrow Agent. The Escrow Agent shall furnish such information to the other Parties as shall be requested in writing for tax preparation purposes by such Parties.

         9. Release Dates; Termination.

                  (a) Subject to paragraph (b) of this Section 9, the Escrow Agent shall release from escrow hereunder, and distribute to the Company, the Escrow Fund on the 90th day from (and including) the Closing Date (the "Initial Release Date").

                  (b)  Notwithstanding  any  provision of paragraph  (a) of this
Section 9, if, on the Initial Release Date, the amount (the "Retention Amount") that is the sum of (i) the maximum aggregate amount (determined on the basis of the applicable Claims Notices) that would be necessary to satisfy all Pending Claims of Buyer existing on the Initial Release Date which have not been the subject of a Certificate of Resolution or an Award, (ii) the aggregate amount that is then payable to Buyer under any Certificate of Resolution but has not yet been paid, and (iii) the aggregate amount that is then payable to Buyer under any Award but has not yet been paid, is greater than zero, the Retention Amount shall be withheld from release and the amount that would otherwise be released shall be reduced (to zero if necessary), dollar for dollar, by the Retention Amount.

                  (c) If, in accordance with paragraph (b) of this Section 9, less than all of the Escrow Fund is released and distributed to the Company on the Initial Release Date, the Retention Amount shall continue to be held in escrow in accordance with this Escrow Agreement until all Pending Claims of Buyer existing on the Initial Release Date have been definitively resolved and payment has been made of the aggregate of (i) all amounts payable to Buyer under all Certificates of Resolution issued after the Initial Release Date with respect to such Pending Claims and (ii) all amounts payable to Buyer under all Awards issued after the Initial Release Date with respect to such Pending Claims, whereupon the balance remaining in the Escrow Fund shall be released from the Escrow Fund as the final release thereof and shall be distributed to the Company (the "Final Release").

                  (d) Unless extended in writing by the Parties, the escrow provided for in this Escrow Agreement shall expire on the date (the "Termination Date") which is the later of (i) the Initial Release Date or (ii) the date of the Final Release.

         10. General Provisions.

                  (a) Except as is otherwise required by applicable law, this Escrow Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

                  (b) Buyer, on the one hand, and the Company, on the other, may, to the extent legally allowed, waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                  (c) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):



                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

                           (i)     if to Buyer, to:

                                   Marconi Aerospace Electronic Systems Inc.
                                   c/o Marconi North America, Inc.
                                   1601 Research Boulevard
                                   Rockville, MD 20850-3173
                                   Attention: Earle Munns, Esq.
                                   Vice President and Associate General Counsel
                                   Facsimile: 301-838-6942

                                   with a copy to:

                                   Cravath, Swaine & Moore
                                   Worldwide Plaza
                                   825 Eighth Avenue
                                   New York, New York 10019-7475
                                   Attention:  Melvin Bedrick, Esq.
                                   Facsimile: 212-474-3700


                           (ii)    if to Company, to:

                                   Watkins-Johnson Company
                                   3333 Hillview Avenue
                                   Palo Alto, CA 94304-1223
                                   Attention: Chief Financial Officer
                                   Facsimile No.: 650-813-2323

                                   with a copy to:

                                   Heller Ehrman White & McAuliffe
                                   525 University Avenue
                                   Palo Alto, California 94301-1900
                                   Attention: Henry Lesser, Esq.
                                   Facsimile: 650-324-0638; and

                           (ii)    if to the Escrow Agent:

                                   [Name] _______________________________
                                   [Address] ____________________________

                                   ______________________________________
                                   [Facsimile No.:] _____________________

                  (d) The words "include," "includes" and "including" when used in this Escrow Agreement shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

                  (e) This Escrow Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                  (f) This Escrow Agreement, the Purchase Agreement (but only for purposes of the definitions set forth therein and any other provisions thereof expressly referenced in this Escrow Agreement) and the exhibits hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

                  (g) Neither this Escrow Agreement nor any beneficial interest therein may be sold, assigned or otherwise transferred, including by operation of law, by Buyer or the Company or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of Buyer or the Company, except as provided herein or as would not adversely affect the rights of the Company or Buyer, respectively, under this Escrow Agreement. Any such attempted transfer in violation of this Section 10(g) shall be null and void.

                  (h) This Escrow Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of Buyer and its subsidiaries, and their respective successors and assigns, the Escrow Agent and its successors, and the Company and its respective successors, assigns, administrators and legal representatives.

                  (i) In the event that any provision of this Escrow Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Escrow Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The Parties further agree to replace such void or unenforceable provision of this Escrow Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                  (j) Except as otherwise provided in this Escrow Agreement, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy by such Party.

                  (k) This Escrow Agreement shall be governed by and construed in accordance with the laws of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  (l) No provisions of this Escrow Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner of any party hereto or any other Person unless specifically provided otherwise herein.

                  (m) Time is of the essence in performing any of the actions hereunder.



                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the parties have executed or caused this Escrow Agreement to be duly executed as of the day and year first above written.


                                                MARCONI AEROSPACE
                                                ELECTRONIC SYSTEMS INC.

                                                By: ____________________________
                                                Name: __________________________
                                                Title: _________________________


                                                WATKINS-JOHNSON COMPANY

                                                By: ____________________________
                                                Name: __________________________
                                                Title: _________________________


                                                ESCROW AGENT:
                                                [Insert Name]

                                                By: ____________________________
                                                Name: __________________________
                                                Title: _________________________

                                    EXHIBIT A

                                                                          [Date]

[Name of Escrow Agent)

_______________________________

_______________________________

_______________________________


Attn:

Telecopy No.:

Telephone No.:

         Re:  Escrow Fund Investment Instructions

To: The Escrow Agent under the Escrow Agreement, dated __________, ____ among (1) Watkins-Johnson Company, (2) Marconi Aerospace Electronic Systems Inc. and (3) you as Escrow Agent (the "Escrow Agreement")

         Pursuant to the terms of the Escrow Agreement, you are hereby instructed to invest the funds held in the Escrow Fund in the following investment(s):

         Interest income should be reinvested in such investment vehicle. Thank you for your assistance in this matter.


MARCONI AEROSPACE ELECTRONIC SYSTEMS INC.

By: ____________________________
Name: __________________________
Title: _________________________


WATKINS-JOHNSON COMPANY

By: ____________________________
Name: __________________________
Title: _________________________

                                    EXHIBIT B

                    MARCONI AEROSPACE ELECTRONIC SYSTEMS INC.
                               AUTHORIZED OFFICERS


      Name and Title                                         Signature
-------------------------------                  -------------------------------



-------------------------------                  -------------------------------
Chief Executive Officer



-------------------------------                  -------------------------------
Chief Financial Officer

                                    EXHIBIT C

                             WATKINS-JOHNSON COMPANY
                               AUTHORIZED OFFICERS



      Name and Title                                         Signature
-------------------------------                  -------------------------------



-------------------------------                  -------------------------------
President and
Chief Executive Officer



-------------------------------                  -------------------------------
Executive Vice President and
Chief Financial Officer



-------------------------------                  -------------------------------
Controller

                                                                       EXHIBIT B

                         FORM OF CROSS LICENSE AGREEMENT

         THIS CROSS LICENSE AGREEMENT ( this "Cross License Agreement") is made and entered into as of ___________, ____ by and between WATKINS-JOHNSON COMPANY, a California corporation ( the "Company"), and MARCONI AEROSPACE ELECTRONIC SYSTEMS INC., a Pennsylvania corporation ("Buyer," which term includes any designee of MARCONI AEROSPACE ELECTRONIC SYSTEMS INC. hereunder).


                                    RECITALS

         WHEREAS, the Company has entered into an Amended and Restated Purchase Agreement dated as of August 18, 1999 (the "Purchase Agreement") with Tracor, Inc. ("Tracor") providing for the acquisition by Tracor of the TG Business from the Company;

         WHEREAS, pursuant to and in accordance with Section 7.4 of the Purchase Agreement, Tracor has assigned all of its rights and obligations under the Purchase Agreement to Buyer by means of an Assignment of Buyer's Rights and Obligations dated as of September ___, 1999;

         WHEREAS,  the  Company  is  concurrently   herewith   transferring  and
assigning to Buyer certain patents, patent applications and associated know-how used or useful in the TG Business;

         WHEREAS, the Company desires to be licensed under a subset of certain of said patents, patent applications and associated know-how being transferred to Buyer, and Buyer desires to be licensed under a subset of certain patents, patent applications and associated know-how being retained by the Company;

         WHEREAS, one of the conditions to the Closing as set forth in the Purchase Agreement is the execution and delivery of this Cross License Agreement; and

         WHEREAS, concurrently herewith the Closing is occurring;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties to this Cross License Agreement (the "Parties") agree as follows:

I.       DEFINITIONS

         For the purposes of this Agreement, the following terms shall have the meanings set forth below (all terms used herein (whether or not capitalized) to which definitions are assigned by the Purchase Agreement shall have the same meanings herein, unless otherwise indicated);

         "Company Associated Know-How" means proprietary and confidential designs, information, mask works, formulas, trade secrets, data, flow diagrams, process designs, software, computer programs, computer firmware, testing procedures, specifications, drawings, assembly procedures, services, and other such technology, which is directly associated with the inventions embodied in the Schedule 1 Patents or Schedule 2 Patents, as the case may be, and further developments directly related to such inventions that are made during the period between the date of filing of the Schedule 1 and Schedule 2 Patents and the Closing Date.

         "Company  Field  of  Use"  means  applications,  designs,  manufacture,
services,   processes  and  equipment  in  commercial  (i.e.   non-military)  RF
communications.

         "Company Patents" means the Schedule 1 Patents and the Schedule 2 Patents collectively.

         "Confidential Information" means information disclosed by one Party to the other pursuant to this Cross License Agreement and which is submitted in written, graphic, pictorial, machine readable, or other tangible form and is designated as trade secret, proprietary, or confidential to indicate its confidential nature.

         "Schedule 1 Patents" means (a) the patents and patent applications listed on Schedule 1 which is attached and made a part hereof, owned or controlled by, or licensed to, the Company; (b) all continuations, divisionals, reexamination certificates, reissues or extensions, including supplemental protection certificates, and other patent rights of any of (a) above; and (c) all foreign counterparts of (a) or (b) above.

         "Schedule 2 Patents" means (a) the patents and patent applications listed on Schedule 2 which is attached and made a part hereof, owned or controlled by, or licensed to, the Company; (b) all continuations, divisionals, reexamination certificates, reissues or extensions, including supplemental protection certificates, and other patent rights of any of (a) above; and (c) all foreign counterparts of (a) or (b) above.

         "Schedule 3 Patents" means (a) the patents and patent applications listed on Schedule 3 which is attached and made a part hereof, owned or controlled by, or licensed to, Buyer; (b) all continuations, divisionals, reexamination certificates, reissues or extensions, including supplemental protection certificates, and other patent rights of any of (a) above; and (c) all foreign counterparts of (a) or (b) above.

          "TG Associated Know-How" means proprietary and confidential designs, information, mask works, formulas, trade secrets, data, flow diagrams, process designs, software, computer programs, computer firmware, testing procedures, specifications, drawings, assembly procedures, services, and other such technology, which is directly associated with the inventions embodied in the
Schedule 3 Patents, and further developments directly related to such inventions that are made during the period between the date of filing of the Schedule 3 Patents and the Closing Date.

         "TG Field of Use" means applications, designs, manufacture, services, processes and equipment in governmental intelligence, signal surveillance and military communications.

II.      LICENSE GRANT

         2.1      Grant by the Company

         Subject to the terms and conditions of this Cross License Agreement, the Company hereby grants to Buyer:

                  (a) an irrevocable, fully paid up, royalty-free, transferable subject to Section 7.1, worldwide, perpetual, exclusive license (exclusive even as to Company), with the right to sublicense, under the Schedule 1 Patents and the Company Associated Know-How to make, have made, use, sell (either directly or indirectly), modify, import, export, to offer for sale, to lease, and dispose of, products and services covered by the Schedule 1 Patents, and to otherwise practice the inventions embodied in the Schedule 1 Patents, in the TG Field of Use; and

                  (b) an irrevocable, fully paid up, royalty-free, transferable subject to Section 7.1, worldwide, perpetual, non-exclusive license (subject to those licenses previously granted and listed on Schedule 4 attached and made part hereof), with the right to sublicense, under the Schedule 2 Patents and Company Associated Know-How to make, have made, use, sell (either directly or indirectly), modify, import, export, to offer for sale, to lease, and dispose of, products and services covered by the Schedule 2 Patents, and to otherwise practice the inventions embodied in the Schedule 2 Patents, in the TG Field of Use.

         2.2 Grant by Buyer

         Subject to the terms and conditions of this Cross License Agreement, Buyer hereby grants to the Company an irrevocable, fully paid up, royalty-free, transferable subject to Section 7.1, worldwide, perpetual, exclusive license (subject to those licenses previously granted and listed on Schedule 5 attached and made a part hereof, and exclusive even as to Buyer), with the right to sublicense, under the Schedule 3 Patents and TG Associated Know-How to make, have made, use, sell (either directly or indirectly), modify, import, export, to offer for sale, to lease, and dispose of, products and services covered by the Schedule 3 Patents, and to otherwise practice the inventions embodied in the Schedule 3 Patents, in the Company Field of Use.

III.     PATENT PROSECUTION

         3.1 Prosecution by the Company

         The Company shall have the right at its sole discretion, but not the obligation, to prepare, file, prosecute (including the filing of continuation and divisional applications) and maintain the Company Patents, and to conduct any interferences, reexaminations, reissues, oppositions, or request term extensions with respect to the Company Patents. In the event the Company decides not to prepare, file, prosecute or maintain any of the Company Patents, the Company shall promptly and timely so notify Buyer and Buyer shall be given the right and the opportunity to do so at its own expense. If Buyer chooses to assume such rights, then the Company shall assign its rights in the particular Company Patents to Buyer, and Buyer shall grant back a license to the Company in the particular Company Patents under the same terms and conditions as set forth in Section 2.2 above.

         3.2 Prosecution by Buyer

         Buyer shall have the right at its sole discretion, but not the obligation, to prepare, file, prosecute (including the filing of continuation and divisional applications) and maintain the Schedule 3 Patents, and to conduct any interferences, reexaminations, reissues, oppositions, or request term extensions with respect to the Schedule 3 Patents. In the event Buyer decides not to prepare, file, prosecute or maintain any of the Schedule 3 Patents, Buyer shall promptly and timely so notify the Company and the Company shall be given the right and the opportunity to do so at its own expense. If the Company chooses to assume such rights, then Buyer shall assign its rights in the particular Schedule 3 Patents to the Company, and the Company shall grant back a license to Buyer in the particular Schedule 3 Patents under the same terms and conditions as set forth in Section 2.1 above.

IV.      INFRINGEMENT

         4.1 Notice of Infringement

         If either Party becomes aware of any action by a third party which may infringe any of the patents or know-how licensed hereunder, then such Party shall promptly give written notice thereof to the other Party.

         4.2 Enforcement Against Infringers

         Upon receipt of the notification in Section 4.1, the Party which has title to the patents or know-how at issue shall have the right, but not the obligation, to take action, at its own expense, to protect the rights of the Parties, including but not limited to the filing of lawsuits. In the event the Party who has title to the patents or know-how at issue decides not to commence an action or pursue claims with respect to any acts of infringement, then the other Party shall have the right, but not the obligation, at its own expense, to pursue the action in its name, and the Party which has title shall take all steps necessary to provide standing to the other Party. The non-acting Party shall reasonably cooperate with the Party bringing the action, and shall bear its own expenses in connection with assisting the Party bringing the action. All damages, awards and settlement proceeds in such actions shall be retained by the Party bringing the action. Notwithstanding anything to the contrary, in no event shall the Party bringing the action be permitted, as part of the settlement of any such action, to admit the invalidity of any patent or know-how to which the other Party has title or under which the other Party has a license without the other Party's written consent, which consent shall not be unreasonably withheld or delayed.

         4.3 Infringement Claims

         If the production, sale or use of any products or services pursuant to this Cross License Agreement results in any claim or action by a third party alleging patent infringement against either Party, then the Party who is the subject of the claim or action shall have the exclusive right to defend and control the defense of any such claim or action, at its own expense; provided, however, that the other Party shall have the right to participate in such defense at its own expense if the disposition of the claim or action may affect the rights or interest of such other Party granted under this Cross License Agreement. If both Parties are the subject of the claim or action, then both Parties shall share control of the defense and shall equally bear the expense of the claim or action. Notwithstanding anything to the contrary herein, in no event shall the Party having sole or shared control of the defense be permitted, as part of the settlement of any such claim or action, to admit the invalidity of any patent or know-how to which the other Party has title or under which the other Party has a license, without that other Party's written consent, which consent shall not be unreasonably withheld or delayed.

V.       CONFIDENTIALITY

         5.1 The Parties acknowledge that certain of the Company Associated Know-How and TG Associated Know-How licensed hereunder may be Confidential Information. Each Party shall treat as confidential all such Confidential Information and all other Confidential Information of the other Party and shall not use any such Confidential Information except as permitted under this Cross License Agreement. Neither Party shall disclose the Confidential Information of the other Party to any third party except as may be allowed in connection with the rights of the other Party, and in such case the third party shall be bound by similar confidentiality terms. Each Party shall use at least the same procedures and degree of care for the other Party's Confidential Information which it uses to prevent the disclosure of its own confidential information of like importance, but in no event less than due care.

         5.2 Notwithstanding Section 5.1 above, neither Party shall have liability to the other Party with regard to any Confidential Information of the other Party which:

                  (a) was generally known in the public domain at the time it was disclosed, or becomes generally known in the public domain through no fault of the receiving Party;

                  (b) becomes known to the receiving Party from a source other than the disclosing Party without breach of this Cross License Agreement by the receiving Party, and otherwise not in violation of the disclosing Party's rights;

                  (c) is independently developed by the receiving Party without access to the Confidential Information of the disclosing Party;

                  (d) is disclosed with the prior written approval of the disclosing Party;

                  (e) is disclosed by the disclosing Party to any third party without imposing similar restrictions of confidentiality; or

                  (f) is disclosed pursuant to the requirement or request of a court on Governmental Entity, or by operation of law; provided, however, that, if possible, the disclosing Party is first given an opportunity to object to such disclosure.

         This  Article  V  shall  survive  termination  of  this  Cross  License
Agreement.

VI.      TERM

         This Cross License Agreement and the licenses granted hereunder shall continue in perpetuity.

VII.     GENERAL PROVISIONS

         7.1 Assignment

         This Cross License Agreement and the licenses granted hereunder may not be assigned, in whole or in part, by either Party without the consent of the other Party, except by a Party to (a) an entity controlling, under common control with, or controlled by such Party, or (b) an entity that acquires all or substantially all of the assets of such Party and who agrees to be bound by the terms of this Cross License Agreement. The terms and conditions of this Cross License Agreement shall be binding on and inure to the benefit of the successor and assigns of the Parties. Assignment by the Company or Buyer of any of the Company Patents or Schedule 3 Patents, as the case may be, shall not affect the license rights granted in the same under this Cross License Agreement, and any such assignment shall be subject to the continuing license rights granted hereunder.

         7.2 Governing Law

         This Cross License Agreement and any action, whether contractual or non-contractual, instituted by any of the Parties with respect to the matters arising under, or in connection with, this Cross License Agreement shall be governed by and construed in accordance with (a) the laws of the State of California without regard to conflict of law doctrines, except to the extent that certain matters are preempted by Federal law, and (b) the patent laws of the United States, U.S. Code Title 35.

         7.3 Arbitration

         Any claim or dispute arising out of or relating to this Cross License Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration in San Francisco, California under the rules of the American Arbitration Association ("AAA") then in effect by a single arbitrator mutually agreeable to the Company and Buyer. In the event that within thirty (30) days after submission of any dispute to arbitration, the Company and Buyer do not mutually agree on a single arbitrator, the Company, on the one hand, and Buyer, on the other hand, shall each select one arbitrator and the AAA shall select a third arbitrator. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a dispute. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrator(s) may award to the prevailing party, if any, as determined by the arbitrator(s) all of its costs and fees, including AAA administrative fees, arbitrator fees, attorney's fees, expert fees, witness fees, travel expenses and out of pocket expenses (including such expenses as copying, telephone, facsimile, postage and courier fees). The Parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injection or other interim or conservatory relief as necessary without breach of this arbitration provision without any abridgment of the powers of the arbitrator(s). The Parties agree that, the provisions of applicable law notwithstanding, they will not request and the arbitrator(s) shall have no authority to award punitive or exemplary damages against any party.

         7.4 Amendments

         No amendment or supplement to this Cross License Agreement shall be effective for any purpose unless in writing expressly referencing this Agreement and signed by an authorized officer of each party hereto.

         7.5 No Waiver

         No waiver, forbearance, or failure by either Party to enforce any provision of this Cross License Agreement shall constitute a waiver or estoppel of such Party's right to enforce such provision thereafter, or to enforce any other provision of this Cross License Agreement.

         7.6 Entire Agreement

         This Cross License Agreement, including its Schedules 1 through 5 and together with the associated Purchase Agreement, constitutes the entire agreement and understanding between the Parties in respect to the subject matter hereof, and supersedes and cancels all previous negotiations, representations, undertakings, understandings and agreements, both written and oral, made between the Parties in respect to this subject matter.

         7.7 Severability

         If any term or other provision of this Cross License Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Cross License Agreement shall nevertheless remain in full force and shall be interpreted so as to reasonably effect the intent of the parties hereto.

         7.8 Notices

         All notices and other communications hereunder shall be in writing and shall be deemed as given if delivered personally or by commercial delivery service, or mailed by registered or certified mail with return receipt requested, or sent via facsimile with acknowledgment of complete transmission to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

                           (i)      if to Buyer, to:

                                    Marconi Aerospace Electronic Systems Inc.
                                    c/o Marconi North America, Inc.
                                    1601 Research Boulevard
                                    Rockville, MD 20850-3173
                                    Attention:  Earle Munns, Esq.
                                    Vice President and Associate General Counsel
                                    Facsimile: 301-838-6942

                                    with a copy to:

                                    Cravath, Swaine & Moore
                                    Worldwide Plaza
                                    825 Eighth Avenue
                                    New York, New York 10019-7475
                                    Attention: Melvin Bedrick, Esq.
                                    Facsimile: 212-474-3700; and

                           (ii)     if to the Company, to:

                                    Watkins-Johnson Company
                                    3333 Hillview Avenue
                                    Palo Alto, CA 94304-1223
                                    Attention: Chief Financial Officer
                                    Facsimile: 650-813-2323


                                    with a copy to:

                                    Heller, Ehrman, White & McAuliffe
                                    525 University Avenue
                                    Palo Alto, California 94301-1900
                                    Attention: Henry Lesser, Esq.
                                    Facsimile: 650-324-0638

                                    and to:

                                    Flehr Hohbach Test Albritton & Herbert, LLP
                                    850 Hansen Way, Suite 200
                                    Palo Alto, California 94304
                                    Attention: Maria Swiatek, Esq.
                                    Facsimile: 650-494-8771

         7.9 Headings

         The descriptive headings contained in this Cross License Agreement are included for convenience of reference only and shall not affect in any way the construction, meaning or interpretation of this Cross License Agreement.

         7.10 Counterparts

         This  Cross   License   Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         IN WITNESS WHEREOF, the parties have caused this Cross License Agreement to be executed by their duly authorized representatives as of the date first written above.


                                                WATKINS-JOHNSON COMPANY

                                                By: ____________________________
                                                Name: __________________________
                                                Title: _________________________


                                                MARCONI AEROSPACE
                                                ELECTRONIC SYSTEMS INC.

                                                By: ____________________________
                                                Name: __________________________
                                                Title: _________________________